*** THE MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

                      UNITED STATES ENRICHMENT CORPORATION




                  Deconversion Technology and Services Contract





                             CONTRACT NUMBER: 80623




                                   CONTRACTOR:
                                   Starmet CMI
                           365 Metal Drive, Highway 80
                               Barnwell, SC 29812



                               DATE: June 17, 1998

                          Fixed Price Services Contract

                          USEC PROPRIETARY INFORMATION


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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

                                TABLE OF CONTENTS

                    ARTICLE 1 - DEFINITIONS.........................................................1

    1.1      "AVLIS" ...............................................................................1
    1.2      "Business Day".........................................................................1
    1.3      "Buyer"................................................................................1
    1.4      "Background Rights" ...................................................................1
    1.5      "Contractor Technology"................................................................2
    1.6      "Data" ................................................................................2
    1.7      "Deliverables" ........................................................................2
    1.8      "DUCRETE(TM)Technology"................................................................2
    1.9      "J.V. Formation Period"................................................................2
    1.10     "Material" ............................................................................2
    1.11     "New Technology".......................................................................2
    1.12     "Physical Delivery," "Physically Deliver," and "Physically Delivered"..................2
    1.13     "Price" ...............................................................................3
    1.14     "Services" ............................................................................3
    1.15     "SODW Deliverables"....................................................................3
    1.16     "SOTDW Deliverables" ..................................................................3
    1.17     "Statement of Deconversion Work" or "SODW" ............................................3
    1.18     "Statement of Technology Development Work" or "SOTDW"..................................3
    1.19     "Technical Representative".............................................................3
    1.20     "Technology"...........................................................................3
    1.21     "UF(4)"................................................................................3
    1.22     "UF(6)"................................................................................3

                    ARTICLE 2 - SCOPE...............................................................4

    2.1      Statements of Work.....................................................................4
    2.2      Cooperation With Other USEC Contractors................................................4

                    ARTICLE 3 - TERM................................................................4

    3.1      Term...................................................................................4
    3.2      Option to USEC.........................................................................4
    3.3      Option to Terminate....................................................................5

                    ARTICLE 4 - PAYMENT.............................................................5

    4.1      Fixed Price............................................................................5
    4.2      Invoices...............................................................................5
    4.3      Payment................................................................................6
    4.4      Delivery Reconciliation................................................................7

                                       i

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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

                    ARTICLE 5 - DELIVERY SCHEDULE...................................................7

    5.1      Delivery Schedule......................................................................7
    5.2      Delivery Suspension....................................................................7
    5.3      Deliveries at End of Term..............................................................7

                  ARTICLE 6 - TRANSPORTATION, TITLE, AND RESPONSIBILITY FOR UF(6) AND
UF(4)...............................................................................................7
    6.1      USEC to Ship UF(6).....................................................................7
    6.2      Contractor to Inspect..................................................................7
    6.3      Acceptance.............................................................................8
    6.4      Contractor to Take Title...............................................................8
    6.5      Contractor to Empty and Return Cylinders...............................................8
    6.6      Weight.................................................................................8
    6.7      Resulting UF(4)........................................................................8
    6.8      Weight Disputes........................................................................8

                    ARTICLE 7 - INSPECTION..........................................................9

    7.1      Inspection of Services and Deliverables. ..............................................9
    7.2      Rejection. ............................................................................9
    7.3      Inspection of Contractor's Facility(ies)...............................................9
    7.4      No Effect on Other USEC Rights.........................................................9

                    ARTICLE 8 - WARRANTIES.........................................................10

    8.1      Standards.............................................................................10
    8.2      Contractor's Representations, Warranties, and Certain Covenants.......................10
    8.3      USEC's Representations and Warranties.................................................11
    8.4      Mutual Representations and Warranties.................................................12
    8.5      Remedies Available to USEC............................................................12

                    ARTICLE 9 - SUBCONTRACTS AND CONSULTANTS.......................................13

    9.1      USEC Consent Required.................................................................13
    9.2      Subcontracts and Purchase Orders Subject to the Terms of this Contract................13
    9.3      Subcontractor Conflicts of Interest...................................................13

                    ARTICLE 10 - INSURANCE.........................................................14

    10.1     Required Insurance....................................................................14
    10.2     Additional Insured....................................................................15
    10.3     Evidence of Insurance.................................................................15
    10.4     Notice of Cancellation/Coverage Reduction.............................................15
    10.5     USEC Furnished Property...............................................................15


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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

                    ARTICLE 11 - CONTRACTOR REPORTS................................................15

                    ARTICLE 12 - CONFLICTS OF INTEREST.............................................15

    12.1     Conflicts of Interest.................................................................15

                    ARTICLE 13 - SECURITY OF CLASSIFIED INFORMATION AND CONTROLLED
AREAS..............................................................................................16
    13.1     Classified Information Access.........................................................16
    13.2     Site Access...........................................................................17
    13.3     Technology Transfer Controls..........................................................17

                    ARTICLE 14 - INTELLECTUAL PROPERTY AND PROPRIETARY
 INFORMATION.......................................................................................17
    14.1     Definitions...........................................................................17
    14.2     USEC Proprietary Information..........................................................18
    14.3     Contractor Proprietary Information.  .................................................19
    14.4     Required Disclosure...................................................................20
    14.5     Standard of Care......................................................................20
    14.6     Allocation of Technology Rights. .....................................................20
    14.7     Infringements.........................................................................22
    14.8     Contractor's Acquisition of Rights in Technology......................................23
    14.9     Third Party Licensed Technology.......................................................23
    14.10    Commercial Business Options...........................................................23
    14.11    Indemnification.......................................................................25
    14.12    Arbitration of Royalties and Fees.....................................................26

                    ARTICLE 15 - INCORPORATION OF ADDITIONAL CONTRACT CLAUSES......................27

    15.1     Additional Clauses and Provisions.....................................................27
    15.2     References............................................................................27
    15.3     General Terms and Conditions..........................................................27

                    ARTICLE 16 - NOTICES...........................................................27

                    ARTICLE 17 - COMPLIANCE WITH LAWS AND REGULATIONS..............................28
    17.1     Authorizations........................................................................28
    17.2     Compliance............................................................................28
    17.3     Health and Safety Standards...........................................................28
    17.4     Violations of Law.....................................................................28
    17.5     License Restrictions..................................................................29
    17.6     Investigations and Claims.............................................................29


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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

                    ARTICLE 18 - DELIVERY..........................................................29

    18.1     F.O.B. Destination....................................................................29
    18.2     Receiving Addresses...................................................................30

                    ARTICLE 19 - WAIVER OF CLAIMS..................................................30

SCHEDULE A-1 Statement of Deconversion Work for Deconversion of Depleted Uranium
Hexafluoride......................................................................................A-1

SCHEDULE A-2  Statement of Technology Development Work............................................A-5

SCHEDULE B  Additional Contract Clauses...........................................................B-1

SCHEDULE C Representations and Certificates.......................................................C-1

SCHEDULE D  Designated USEC Personnel.............................................................D-1

SCHEDULE E  Contractor  Reports...................................................................E-1

SCHEDULE F  USEC Furnished Property...............................................................F-1

SCHEDULE G  New Technology........................................................................G-1

SCHEDULE H  Components of the Technology and Contract Data Subject to Third Party
Licenses..........................................................................................H-1


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

                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

                  DECONVERSION TECHNOLOGY AND SERVICES CONTRACT

                                     BETWEEN

                    THE UNITED STATES ENRICHMENT CORPORATION

                                       AND

                                   STARMET CMI

In consideration of the mutual promises hereinafter set forth, the United States Enrichment Corporation, a U.S. Government corporation ("USEC"), and Starmet CMI, a Massachusetts corporation ("Contractor") (USEC and Contractor being referred to herein individually as a "Party" and together, as the "Parties") hereby agree to the following (which, including the General Terms and Conditions and the Schedules attached hereto, is hereinafter referred to as the "Contract") effective as of June 18, 1998 (the "Effective Date"):

ARTICLE 1 - DEFINITIONS

The following terms when used with initial capitalization shall have the following definitions, whether used in the singular or plural.

1.1 "AVLIS" means atomic vapor laser isotope separation technology.

1.2 "Business Day" means a day that is not a Saturday, Sunday or United States Legal Holiday. Unless qualified by the term "Business," references in this Contract to "day" or "days" shall refer to a calendar day or calendar days, respectively. For this purpose, "United States Legal Holiday" means any holiday for which employees of the United States Federal government are excused from work with pay pursuant to a Federal statute or executive order.

1.3 "Buyer" means the individual designated in Schedule D, authorized by the Chief Executive Officer of USEC to execute this Contract and to undertake all other actions of USEC under this Contract.

1.4 "Background Rights" means all inventions, developments, discoveries, know-how, methods, improvements, processes, information, Data, and trade secrets, except for the inventions described in the patent applications set forth on Exhibit G (which shall be considered part of the New Technology) whether or not patented or patentable or copyrightable, relating to

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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

the conversion of UF(6) into uranium oxide and/or other byproducts, excluding the DUCRETE-TM- Technology, which are owned or controlled by Contractor or licensed to Contractor as of the date hereof including all patents, patent applications or copyright registrations issued or filed with respect to any of the foregoing, whether such issuances, filings or registrations are now existing or are made hereafter.

1.5 "Contractor Technology" means all inventions, developments, discoveries, know-how, methods, improvements, processes, information, Data, and trade secrets, whether or not patented, patentable or copyrightable, owned or controlled by or licensed to Contractor, at any time, other than the Technology.

1.6 "Data" means recorded information regardless of form or medium on which it is recorded.

1.7 "Deliverables" means the tangible and intangible products of the Services to be performed pursuant to this Contract as contemplated in the SODW and SOTDW, including, but not limited to, the required certifications and reports.

1.8 "DUCRETE-TM- Technology" means the composition and method of making uranium oxide aggregate and shielding products as covered by all valid claims in United States Patent Application Serial Number 08/378,161 and Patent Cooperation Treaty Application Serial Number 96/00903.

1.9 "J.V. Formation Period" means the thirty-two (32) month period beginning from the Effective Date of this Agreement.

1.10 "Material" means, as the context requires, the UF(6) to be provided by USEC, and the UF(4) to be produced hereunder.

1.11 "New Technology" means the inventions described in the patent applications set forth in Schedule G hereto and all inventions, developments, discoveries, know-how, methods, improvements, processes, information, Data, and trade secrets, whether or not patented or patentable or copyrightable, relating to the conversion or deconversion of UF(6) into uranium oxide and/or other byproducts, which are conceived, developed, or acquired by, or licensed to Contractor during the Term of this Contract including, but not limited to, all improvements, modifications or enhancements of or to the Technology, and all patents, patent applications or copyright registrations issued or filed with respect to any of the foregoing, whether such issuances, filings, or registrations are made during the Term of this Contract or thereafter.

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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

1.12 "Physical Delivery," "Physically Deliver," and "Physically Delivered" means, with respect to the delivery of UF(6) by USEC, the unloading of the cylinders containing such UF(6) off USEC's truck(s) at Contractor's facility by Contractor, and with respect to the delivery of empty containers by Contractor, the loading of such empty containers onto USEC's truck(s) at Contractor's facility by Contractor. Unloading at Contractor's facility shall be deemed to be completed when any of Contractor's unloading equipment contacts the cylinders on USEC's truck(s) when unloading at Contractor's facility. Loading shall be deemed completed when the cylinder is physically on USEC's truck and Contractor's loading equipment, if any, is detached from the cylinder.

1.13 "Price" means the amount to be paid Contractor for its performance of the Services.

1.14 "Services" means the services the nature and extent of which are described in the Statement of Deconversion Work and Statement of Technology Development Work.

1.15 "SODW Deliverables" means the tangible and intangible products of the Services to be performed pursuant to the Statement of Deconversion Work and this Contract, including but not limited to, any required certifications and reports.

1.16 "SOTDW Deliverables" means the tangible and intangible products of the Services to be performed pursuant to the Statement of Technology Development Work and this Contract, including, but not limited to, any required certifications and reports, and the Data and information required to be provided to USEC under Article 14.

1.17 "Statement of Deconversion Work" or "SODW" means the work to be performed by Contractor, including the requirements for SODW Deliverables, as set forth in Schedule A-1.

1.18 "Statement of Technology Development Work" or "SOTDW" means the work to be performed by Contractor, including the requirements for SOTDW Deliverables, as set forth in Schedule A-2.

1.19 "Technical Representative" means the individual, as set forth in Schedule D, authorized by USEC to provide "Technical Direction" (as such term is defined in Paragraph 5 of the attached General Terms and Conditions) under this Contract.

1.20 "Technology" means, collectively, the Background Rights and the New Technology.

1.21 "UF(4)" means uranium tetrafluoride and shall have the meaning ascribed to it in the Statement of Deconversion Work.

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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

1.22 "UF(6)" means depleted uranium hexafluoride and shall have the meaning ascribed to it in the Statement of Deconversion Work.

ARTICLE 2 - SCOPE

2.1 Statements of Work. In consideration of the mutual promises and the Price set forth in Sections 4.1:

         (a) Contractor shall perform the Services and tender the Deliverables described in the Statement of Deconversion Work.

         (b) Contractor shall grant the licenses set forth in Article 14 and shall apply at least [***] worth of services and material during the Term of the Contract to perform the Services and tender the Deliverables described in the Statement of Technical Development Work, such performance to be completed no later than the end of the J. V. Formation Period.

2.2 Cooperation With Other USEC Contractors. Contractor shall cooperate in the performance of the Services with all other USEC contractors, including, but not limited to, the University of California, Lawrence Livermore National Laboratory and Lockheed Martin Utility Services, Inc.

ARTICLE 3 - TERM

3.1 Term. This Contract shall be effective as of the Effective Date and, unless earlier terminated or extended under the provisions hereof, shall remain in force through an initial term of thirty-two (32) months, subject to further extension if USEC exercises its option under Section 3.2 (the "Term"). Notwithstanding the foregoing, the assignments made pursuant to Article 14 shall be absolute and shall survive the expiration or the termination of the Contract for any reason.

3.2      Option to USEC

         (a) USEC shall have the option to have up to [***] additional USEC supplied 14-ton cylinders of UF(6) deconverted to UF(4) by Contractor. This option may be exercised at USEC's discretion in part or in whole by USEC by giving notice to Contractor no later than twenty-eight (28) months after the Effective Date. If USEC exercises this option, USEC shall nevertheless retain the right to terminate at any time in accordance with Section 3.3(a).

         (b) USEC's exercising of this option shall be at its discretion during the above time frame.

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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

         (c) Any additional deconversion services purchased under this option shall not exceed unit prices as stated for Item No. 002 of the SODW.

         (d) UNDER NO CIRCUMSTANCES SHALL USEC BE UNDER ANY OBLIGATION TO THE CONTRACTOR FOR ANY MATERIALS, SERVICES, OR OTHER COSTS OR CHARGES FOR ANY QUANTITY OF UF(6) EXCEPT FOR UF(6) DELIVERED BY USEC AND DECONVERTED BY CONTRACTOR.

3.3 Option to Terminate. If USEC terminates this Contract for any reason other than a Default by Contractor (as defined in Paragraph 19.2 of the General Terms and Conditions attached hereto) before giving Contractor the opportunity to deconvert [***] cylinders as contemplated in Item 001 of Schedule A-1 attached hereto, then USC shall relinquish its license to the Technology set forth in
Section 14.6(b)(ii).

ARTICLE 4 - PAYMENT

4.1 Fixed Price. USEC shall pay to Contractor the fixed unit price ("Price") of [***] per kilogram of uranium ("KgU") deconverted to UF(4) and to which Contractor takes possession, responsibility, title, and as more fully described in Part A-1 to the SODW. The Price includes all of Contractor's direct and indirect labor, overhead, and general and administrative expenses for performance of the Services, profit and any other expenses associated with performance of the Services. Contractor shall not be separately reimbursed for such items. All applicable federal, state and local taxes are included in the Price and Contractor shall not be separately reimbursed for taxes.

4.2 Invoices. All invoices, with supporting documentation, shall be sent to the attention of "USEC Accounts Payable" at the address provided for USEC notices set forth in Article 16. Subject to satisfactory performance of the Services, USEC shall pay appropriate multiples of the Price attributable to the quantity (KgU) of UF(6) covered by the invoice. Invoices for deconversion Services shall only be issued for completed Services.

         (a) Contractor's invoice shall comply with this Section 4.2 and shall be accompanied by:

                  (i) Deliverables required per the SODW and SOTDW which establish that the Services covered by the invoice meet the applicable requirements of the SODW, the SOTDW and this Contract and describe the quantity and physical location of the Material for which the invoice is being submitted;

                                        5

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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623


(ii) Copies of the shipping documentation received by Contractor with the USEC-supplied UF(6) cylinder(s) containing the UF(6) covered by the invoice, accompanied by Contractor's certification that those cylinders were received and accepted by Contractor and copies of Contractor's documentation package sent in returning those same cylinders to USEC at Contractor's facility;

                  (iii) A partial release of USEC's payment obligation to Contractor under this Contract commensurate with the amount paid. (Upon request, Contractor shall obtain, and provide USEC with, a similar release from each subcontractor and supplier who delivered the goods or services used to complete the Services covered by such invoice.)

         (b) Contractor shall bear all risk of loss or damage for the USEC-supplied UF(6) cylinders while they are in Contractor's possession and control. Contractor shall reimburse USEC for any cylinders that are damaged, lost, stolen, or destroyed, contaminated or encumbered while in the possession of Contractor or any of its agents or subcontractors.

         (c) A delay in payment of an invoice shall not excuse Contractor from performance of its obligations under this Contract. Payment of an invoice shall not be deemed acceptance by USEC of the Services or Deliverables covered by the invoice nor constitute a waiver of any of the rights or remedies of USEC hereunder.

         (d) USEC's rights and remedies under this Section are in addition to the rights and remedies provided by law or by this Contract and shall not be affected by delayed, partial, or omitted exercise of any right, remedy, power, or privilege, nor shall such exercise preclude or impair any further exercise under this Section or the exercise of any other right, power, or privilege of USEC.

         (e) Contractor shall maintain adequate records and controls to protect the Material and Deliverables covered by this Contract and to ensure compliance with the provisions of this Contract applicable to such Material and Deliverables. No payment shall be made if USEC determines that such records or controls are inadequate.

         (f) Contractor shall also provide for the incorporation of such terms in any subcontract(s) as may be necessary to implement the invoice and delivery provisions of this Contract.

         (g) Payments shall be subject to acceptance of Services, Deliverables and SOTDW Deliverables by USEC.

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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

4.3 Payment. Subject to Section 6.2, USEC shall make any payment required hereunder within thirty (30) days after receipt of a proper invoice by USEC. If the thirtieth (30th) day is not a Business Day, then payment shall be due on the first Business Day thereafter. Prior to its privatization, if USEC fails to make payment by the due date, then USEC shall pay Contractor interest at the rate established by the Secretary of the Treasury under Section 12 of the Contract Disputes Act of 1978, as amended, 41 U.S.C. Section 601 et seq.

4.4 Delivery Reconciliation. Before the Parties finalize the shipping schedule in Section 5.1, the Parties will agree on a means to reconcile the quantity of UF(6) delivered by USEC with the quantity of UF(6) deconverted by Contractor.

ARTICLE 5 - DELIVERY SCHEDULE

5.1 Delivery Schedule. Promptly after the Effective Date, the Parties shall agree upon a delivery schedule for UF(6) which is consistent with any applicable limits specified by applicable laws, licenses, or permit conditions. It is anticipated that the schedule would provide for delivery of approximately [***] filled 14-ton cylinders per month during the Term of the Contract, beginning August 1, 1998.

5.2 Delivery Suspension. Contractor may suspend shipments if acceptance of the applicable UF(6) would cause Contractor to violate the limits specified by applicable laws, licenses, or permit conditions. Such Contractor's suspension notice must be received by USEC prior to the actual shipment of the USEC-supplied cylinders. Contractor's suspension notice shall specify the basis for the suspension and shall propose a new shipment date which is no later than required for Contractor's compliance with its license conditions, or which is no later than is mutually agreed upon by USEC and Contractor. USEC shall not be responsible for any fines or excess costs resulting from delivery of excess Material should Contractor not follow the provisions of this Section, nor shall USEC be obligated to purchase services for UF(6) that, due to a suspension, were not delivered during the Term. In addition, any costs incurred by USEC (such as shipment costs) because Contractor failed to provide the suspension notice required hereunder shall be reimbursed by Contractor.

5.3 Deliveries at End of Term. Any UF(6) received by Contractor hereunder, but not deconverted in accordance with this Contract before the end of the Term shall be deconverted by Contractor as soon as practicable after the end of the Term. The Contract shall govern Contractor's and USEC's rights and obligations with respect to such deconversion to the same extent as if the deconversion had been completed during the Term.

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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

ARTICLE 6 - TRANSPORTATION, TITLE, AND RESPONSIBILITY FOR UF(6) AND UF(4)

6.1 USEC to Ship UF(6). USEC shall arrange for the transportation of the UF(6) from its facilities to Contractor's facilities located in Barnwell, SC. Unless otherwise provided elsewhere in this Contract, USEC shall bear the costs of such shipment.

6.2 Contractor to Inspect. Contractor shall inspect each shipment from USEC to ensure it meets the requirements of the SODW and this Contract, and complies with all applicable regulatory requirements. All UF(6) is provided to Contractor on an "AS IS" basis, but in no event shall Contractor be required to accept any shipment of USEC UF(6) which does not conform with any regulatory restrictions.

6.3 Acceptance. Failure to object to a shipment within ten (10) days after it is received by Contractor shall be deemed acceptance by Contractor and Contractor shall have no further right to reject the shipment.

6.4 Contractor to Take Title. Contractor shall take title to, and assume all responsibility for, all UF(6) Physically Delivered under this Contract.

6.5 Contractor to Empty and Return Cylinders. Contractor shall empty each filled cylinder of UF(6) promptly after it is delivered to Contractor. USEC shall arrange for the transportation of each empty cylinder to USEC's gaseous diffusion plants in Paducah, Kentucky or Piketon, Ohio (as determined by USEC). Contractor shall take such measures as USEC may reasonably request to assist USEC or its contractor effect transportation. Unless otherwise provided elsewhere in this Contract, USEC shall bear the costs of such shipment.

6.6 Weight. The provisions governing the weighing of the UF(6) in the cylinders and the heels that may remain in the cylinders after emptying are set forth in Schedule A-1.

6.7 Resulting UF(4). The UF(4) resulting from the Services are not Deliverables under this Contract. Contractor shall take title to, and assume full responsibility for, such UF(4). Contractor hereby represents that it is Contractor's intention to use the UF(4) in commercial and research applications.

6.8 Weight Disputes. In the event of a dispute between the Parties concerning the weight of a filled cylinder of UF(6), Contractor shall conduct a check weighing during normal business hours using a mutually agreed scale. USEC shall be given at least seven (7) days notice of such check weighing and shall be afforded an opportunity to send a representative to observe the check weighing. If the weight determined by the check weighing is within 5 kilograms of the weight determined by USEC, USEC's weight determination shall control under the Contract; otherwise,

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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

Contractor's weight determination shall control. Contractor shall not have the right to challenge USEC's weight determination if it breaks the seal of the cylinder before the check weighing is conducted. Contractor's right to payment for any Services performed on the UF(6) in a cylinder subject to the check weighing procedure shall be suspended pending the outcome of the check weighing.

ARTICLE 7 - INSPECTION

7.1 Inspection of Services and Deliverables. The Technical Representative shall be responsible for inspection of all Deliverables submitted, and all Services performed under this Contract. In the case of Services performed, the Technical Representative shall also have the right to test or have tests performed on the UF(4) or other material under Contractor's control to ensure conformance with this Contract.

7.2 Rejection. At any time during the Term of this Contract or, if later, within sixty (60) days after performance of Services, the Technical Representative, by notice to Contractor, may reject a Deliverable or Service if the Technical Representative determines that such Deliverable or Service does not conform to the requirements of this Contract. Contractor shall have fifteen (15) days after receiving notice of rejection to provide a cure schedule. Such cure shall be completed within ninety (90) days after Contractor's receipt of such notice unless otherwise mutually agreed by the Parties. If Contractor fails to cure, or the cure is deemed unacceptable or impracticable by the Technical Representative, USEC shall have the right (i) to disallow that portion of any invoice covering such Service or Deliverable, if USEC has not yet paid for the rejected Service or Deliverable or (ii) if payment has already been made, to require Contractor to refund such payment. USEC may also accept the defective Service and Deliverable, subject to an equitable reduction in the amount due or paid to Contractor for such Service or Deliverable. Nothing herein shall limit any other remedy available to USEC under this Contract or at law or equity.

7.3 Inspection of Contractor's Facility(ies). Contractor's facilities and operational procedures shall be subject to review, inspection and audit by USEC representatives (including auditors engaged by USEC for this purpose) during the Term for the purpose of assuring Contractor's capability and adherence to applicable laws, license or permit conditions, and Contract terms and conditions, and for the purposes of gaining a better understanding of the Services performed by Contractor hereunder and of the Technology. Contractor shall cooperate with, and provide reasonable access to, USEC representatives for such review and inspection. USEC shall notify Contractor at least five (5) days prior to any inspection of Contractor's facilities, and USEC shall conduct all reviews and inspections in a reasonable manner and shall use reasonable efforts to minimize any interference with the regular conduct of Contractor's operations. Reference herein

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to "Contractor facilities and operational procedures" shall be deemed to also refer to the facilities and operational procedures of Contractor's subcontractors.

7.4 No Effect on Other USEC Rights. Neither USEC's inspection, approval or acceptance of, nor payment for, the Services, Deliverables, or Contractor's facilities required or provided for under this Contract shall be construed to operate as a waiver of any of USEC's rights under this Contract or of any cause of action arising out of the performance or non-performance of this Contract. Further, notwithstanding such inspection, approval, acceptance or payment, Contractor shall be and remain liable to USEC in accordance with all applicable laws and regulations for all damages to USEC caused by or resulting from Contractor's negligence or willful misconduct in performance of any of the Services or provision of any of the Deliverables or SOTDW Deliverables.

ARTICLE 8 - WARRANTIES

8.1 Standards. Contractor shall be responsible for the professional quality, technical accuracy and the coordination of all Services, Deliverables and SOTDW Deliverables furnished by Contractor under this Contract. Contractor shall expend its best professional efforts to perform the Services and prepare the Deliverables and SOTDW Deliverables with all due diligence, economy and efficiency, in accordance with: the Statement of Deconversion Work; the Statement of Technology Development Work; generally accepted techniques and practices in the uranium processing industry; sound management and technical and engineering practices; and applicable law and regulations.

8.2      Contractor's Representations, Warranties, and Certain Covenants.

         (a)      Contractor represents, warrants and covenants that:

                  (i) Contractor understands the requirements, restrictions, and conditions imposed by governmental laws, regulations, licenses, permits, and inspections for this Material as both UF(6) and UF(4), and shall abide by, and conduct its business, perform the Services, and produce the Deliverables in accordance with, those governmental requirements;

                  (ii) At its own cost, Contractor shall obtain any licenses or permits (including amendments to existing licenses and permits) as may be necessary for Contractor to accept the quantities of UF(6) contemplated by this Contract, and to perform the Services, in accordance with the schedule agreed by the Parties;

                  (iii) At all times required for performance of this Contract, the decontamination and decommissioning (D&D) plan filed with the South Carolina Department of Health and

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Environmental Control (DHEC) pursuant to Contractor's radioactive material license shall cover the activities under, and Material resulting from, this Contract;

                  (iv) The Services and Deliverables shall conform to the applicable specifications and requirements in Schedules A-1 and A-2 of this Contract;

                  (v) Contractor is the sole and exclusive owner of the patent applications set forth on Schedule G hereto. Contractor owns and shall own all right, title and interest in and to the New Technology or has and shall have the valid right to use the New Technology in connection with performing services, granting the licenses required hereunder, and making, having made, using, selling, and offering for sale the Deliverables. To the best of Contractor's knowledge and belief, the Background Rights are owned by or licensed to Contractor, and subject to Section 14.9 of this Contract, Contractor has the valid right to use the Background Rights in connection with performing services, granting the licenses required hereunder, and making, having made, using, selling, and offering for sale the Deliverables.

                  (vi) Except as specifically set forth in this Section 8.2, the Technology is furnished "AS IS" and without warranty of any kind and Contractor shall have no liability for any claim of infringement of any intellectual property related in any way to the use of the Technology by USEC; provided, however, that the foregoing limitation of liability shall not be construed to limit Contractor's obligations under Section 14.11 of this Contract.

                  (vii) There are no liens, pledges, encumbrances, security interests or title claims created by Contractor, its agents or others acting on its behalf, that conflict or interfere with Contractor's ability to convey the rights to USEC that Contractor purports to convey to USEC by the terms of this Contract, or with the performance of the Services under this Contract. In the performance of Services hereunder, Contractor shall only use technology which Contractor believes at the time of use (A) it has a right to use for such purpose, and (B) does not infringe upon the intellectual property rights of any third party.

                  (viii) The Background Rights and the inventions described in the patent applications in Schedule G represent all the intellectual property rights which are presently owned or controlled by or licensed to Contractor that are related to the conversion of UF(6) into uranium oxide and/or other byproducts, except for the DUCRETE-TM- Technology.

                  (ix) All Material shall be used and stored at Contractor's facility in South Carolina.

         (b) To the extent permitted by law and without regard to the fault or negligence of USEC, its directors, officers, employees, other contractors or agents, Contractor shall indemnify,

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hold harmless and, at USEC's option, defend USEC against liability and any resulting damages, costs and expenses (including reasonable attorney's fees) suffered or incurred by USEC as a result of Contractor's breach of any of the representations, warranties and covenants in Section 8.2(a).

8.3 USEC's Representations and Warranties. USEC represents and warrants that it has legal right and ability to ship, and pass the title of, the UF(6) to Contractor.

8.4 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) it has the corporate power and corporate authority to execute and deliver this Contract and consummate the transactions contemplated hereby, (c) this Contract has been duly executed and delivered by it and constitutes, when executed by the other Party hereto, its valid and binding agreement, enforceable against it in accordance with its terms, and (d) neither the execution, delivery or performance of this Contract nor the consummation by it of the transactions contemplated hereby will (i) result in any breach or violation of any provision of its certificate of incorporation or by-laws or (ii) result in a default under, or result in any termination or cancellation under, any of the terms of any agreement or other contract to which it is a party.

8.5      Remedies Available to USEC.

         (a) In addition to and not in lieu of the remedies of USEC set forth in this Contract, Contractor shall, without additional compensation, cure any errors or deficiencies in the Deliverables or Services, in this Contract, of which it is notified by USEC during the Term hereof or up to and including one
(1) year after termination or expiration hereof.

         (b) If a cure is not feasible, or if Contractor fails to promptly make such a cure, USEC may (i) reduce the Price or other amount paid or payable for the non-conforming Deliverable or Service, by an amount equitable under the circumstances; or (ii) terminate or suspend the Contract pursuant to Paragraph 19 of the General Terms and Conditions of this Contract.

         (c) If USEC requires Contractor to cure a non-conforming Service or Deliverable, Contractor shall have fifteen (15) days after notice thereof to provide to USEC a cure schedule, and, unless otherwise agreed, such cure shall be completed within ninety (90) days after Contractor's receipt of such notice. The cure of the non-conforming Service or Deliverable shall be subject to USEC's approval and at no cost to USEC.

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         (d) If Contractor fails to cure the non-conforming Deliverable and/or
Service within the time established in Section 8.5(c) for such cure, then USEC may, by contract or otherwise, cure the non-conforming Deliverable and/or Service. Contractor shall promptly reimburse USEC for any costs incurred by USEC in curing the non-conforming Service or Deliverable (or, if USEC has not yet fully paid for such Service or Deliverable, the amount by which such costs exceed the amounts owed by USEC for the Service or Deliverable that USEC has not yet previously paid).

         (e) If USEC equitably reduces the amount owed for a Service or Deliverable already paid for by USEC, USEC shall have the right to a prompt refund from Contractor, with interest, or, at its option, may offset such refund against any sums owed by USEC to Contractor, whether or not owed under this Contract. USEC shall have a similar right of offset with respect to amounts owed by Contractor under Section 8.5(f) or (g).

         (f) If Contractor fails to furnish timely disposition instructions, USEC may dispose of the non-conforming Deliverable for Contractor's account in a reasonable manner. USEC is entitled to reimbursement from Contractor, and/or from the proceeds of such disposal, for the reasonable expenses of the care and disposition of the non-conforming Deliverable, as well as for excess costs incurred or to be incurred in connection with such care and disposition.

         (g) If Contractor disputes responsibility for the non-conforming Service and/or Deliverable, Contractor shall nevertheless proceed in accordance with any written request issued by USEC under this Section 8.5 to cure the non-conforming Service and/or Deliverable. If the Parties subsequently agree under Paragraph 10 of the General Terms and Conditions of this Contract, that the Service and/or Deliverable conforms to the terms of this Contract, the Price will be equitably increased by USEC to compensate Contractor for any additional Service and/or Deliverable provided.

         (h) The rights and remedies of USEC provided in this Article are in addition to and do not limit any rights afforded to USEC under applicable law or regulation or any other provision of this Contract, including those under
Article 7.

ARTICLE 9 - SUBCONTRACTS AND CONSULTANTS

9.1 USEC Consent Required. Contractor shall obtain the written approval of USEC before placing any subcontract under this Contract for performance of Services, in whole or in part, where such subcontract is estimated to exceed [***] or is one of a number of subcontracts with a single subcontractor under this Contract that, in the aggregate, are expected to exceed [***].

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9.2 Subcontracts and Purchase Orders Subject to the Terms of this Contract.
Contractor shall include this Article 9 and Article 10 with appropriate redesignation of the Parties in any subcontract awarded or purchase order placed under this Contract for performance of services and provide for the incorporation of the Federal Acquisition Regulation ("FAR") clauses of Schedules B and C into any such subcontract or purchase order to the extent that Schedules B or C specify that a clause listed therein applies to such subcontract or purchase order. Additionally, Contractor shall incorporate into each subcontract the waiver of claims in Article 19 and Paragraph 22 of the General Terms and conditions.

9.3 Subcontractor Conflicts of Interest. Contractor shall ensure that subcontracts include protection against Conflicts of Interest (as defined in Section 12.1) acceptable to USEC. If requested by USEC, Contractor shall cause subcontractors to execute agreements with USEC for the protection of USEC Proprietary Information (as defined in Section 14.1) prior to engaging subcontractors in work under this Contract, which requires access to USEC Restricted Proprietary Information.

ARTICLE 10 - INSURANCE

10.1 Required Insurance. During the Term hereof, Contractor (and each subcontractor authorized under Article 9 to perform Services) shall maintain, at no cost to USEC, at least the following kinds and amounts of insurance to cover bodily injury (including death) and property damage suffered or (in the case of liability insurance) caused by Contractor (or, if applicable, subcontractor) or its employees in connection with the performance of the Services:

         (a) Excess or Umbrella Liability: [***] per occurrence for both bodily injury and property damage over any applicable employer's liability, general liability, automobile liability or professional liability insurance coverage maintained by Contractor.

         (b) Workers Compensation: Maximum statutorily required amount with a minimum of $1 million in employer's liability insurance per employee, per accident (if Contractor has any employees that would otherwise be eligible for workman's compensation under applicable law).

         (c) General Liability: [***] per occurrence for both bodily injury and property damage.

         (d) Automobile Liability: [***] per occurrence for bodily injury and property damage.

         (e) Professional Liability Insurance: [***] per occurrence for professional liability.

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         (f) Property Insurance: Property Insurance in the amount of [***]
covering physical loss or damage to the property described in Schedule F while such property is in the care, custody, or control of Contractor or Contractor's agent or subcontractor.

         (g) Nuclear Liability: Contractor shall, without cost to USEC, obtain and maintain nuclear liability insurance at each facility at which the Material is processed or stored or during any portion of the transportation of the Material to or from any facilities or between facilities. The nuclear liability insurance shall provide coverage for at least [***] per occurrence for property damage and bodily injury arising from a nuclear incident, as defined in section 170 of the Atomic Energy Act of 1954.

10.2 Additional Insured. To the extent permitted by applicable law and the applicable insurance policy, USEC shall be designated as an additional named insured on Contractor's (and any subcontractor's) liability policies required under Section 10.1, or, in the case of nuclear liability insurance, included within the scope of the insured persons under the policy. If USEC cannot be designated as an additional named insured under a policy and is not included within the scope of the insured parties under such policy, Contractor shall (and shall cause its permitted subcontractors to) obtain a waiver of any rights of recourse or subrogation that the insurer on such policy may have against USEC.

10.3 Evidence of Insurance. Upon demand by USEC, Contractor shall provide written evidence of all the liability policies required under Sections 10.1 and any designations or waivers required under Section 10.2.

10.4 Notice of Cancellation/Coverage Reduction. A "notice of cancellation/coverage reduction" clause shall be included in Contractor's liability policies required under Section 10.1 that shall require the policy issuer to give USEC at least thirty (30) days' notice prior to cancellation or reduction in coverage under such policy.

10.5 USEC Furnished Property. Property furnished by USEC to Contractor for performance of this Contract is listed in Schedule F and shall be subject to Paragraph 15 of the attached General Terms and Conditions. Such property shall remain in the possession of Contractor until delivered to USEC.

ARTICLE 11 - CONTRACTOR REPORTS

Contractor shall prepare and provide a report, on a schedule consistent with Schedule E, to USEC within ten (10) days following the end of each month during the Term of this Contract. At any time after receipt of a monthly or quarterly report, USEC may schedule a conference with Contractor to discuss the report and the status of Contract performance.

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ARTICLE 12 - CONFLICTS OF INTEREST

12.1     Conflicts of Interest.

         (a) Definition. "Conflict of Interest" means that, because of other activities or relationships with other persons (including, without limitation, competitors of USEC), Contractor is unable or potentially unable to render impartial assistance or advice to USEC, or Contractor's objectivity in performing under this Contract is or might be otherwise impaired, or Contractor has an unfair competitive advantage over other parties who competed or otherwise were qualified to compete for the award of this Contract.

         (b) Disclosure of Conflicts of Interest. In the event that Contractor discovers either a Conflict of Interest during the Contract Term or a material change in a Conflict of Interest that existed as of the Effective Date but that was waived by USEC, Contractor shall make an immediate and full disclosure thereof in writing to USEC including a description of the action that Contractor has taken or proposes to take to avoid or mitigate such new conflict or material change in a pre-existing conflict. Without limiting any other rights it may have under law or equity, USEC reserves the right to terminate this Contract for Default (as defined in the General Terms and Conditions) if it determines that Contractor was aware of a Conflict of Interest prior to the award of this Contract and did not disclose the conflict to USEC prior to its award, or if Contractor becomes aware of a Conflict of Interest after the award of this Contract and fails to promptly disclose such conflict to USEC.

ARTICLE 13 - SECURITY OF CLASSIFIED INFORMATION AND CONTROLLED AREAS

13.1     Classified Information Access.

         (a) Classified Information Defined. "Classified Information" means any information or material, regardless of its physical form or characteristics that has been determined pursuant to Executive Order 12356 or prior Executive Orders to require protection against unauthorized disclosure, and which is so designated; and all data concerning design, manufacture or utilization of atomic weapons, the production of special nuclear material, or the use of special nuclear material in the production of energy, but shall not include the data declassified or removed from the Restricted Data category pursuant to Section 142 of the Atomic Energy Act of 1954, as amended ("AEA") unless protected under
Section 142d of the AEA.

         (b) Security Clearance. The Parties recognize that the Department of Energy ("DOE") may determine security classifications and issue security clearances required for performance of all or part of this Contract. Contractor shall follow the rules and procedures of DOE and other

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responsible governmental authorities regarding access to and safeguarding of
Classified Information, security clearances and other security matters, including the requirements of DOE Acquisition Regulations (the "DEAR") (see 48 C.F.R. Chapter 9) 952.204-2 Security Matters, DEAR 951.204-20 Classification, and the procedures with respect to Foreign Ownership Control and Interest ("FOCI") in DEAR 904.7000 et seq., DEAR 952.204-73 and DEAR 952.204-74.
Contractor shall not permit any individual to have access to any level or category of Classified Information, except in accordance with applicable laws and procedures. Contractor shall not be granted access to any Classified Information until USEC has notified Contractor that such access has been approved by a DOE FOCI determination.

13.2 Site Access. The AVLIS site at Lawrence Livermore National Laboratory and USEC's gaseous diffusion plants at Piketon, Ohio and Paducah, Kentucky are each enclosed by a perimeter fence establishing a "controlled" area. At the time of initial entrance to the site, Contractor's employees shall report to the applicable badge office for security processing. Processing of Contractor's employees shall be done without charge to Contractor. All Contractor employees performing hereunder must be United States citizens. If naturalized, proper evidence must be furnished. All employees must have picture identification with them upon arrival at the applicable badge office. The continued presence of Contractor's employees on-site is subject to review by USEC, DOE and/or other USEC or DOE contractors based upon a check of appropriate records of law enforcement agencies.

13.3 Technology Transfer Controls. Even if not classified, information related to enrichment, an enrichment facility or a component of an enrichment facility, are subject to U.S. Government restrictions on technology transfers, including those found in 10 C.F.R. parts 110, 810, or 1017 or 15 C.F.R. part 779. Accordingly, Contractor shall not disclose such information in any manner inconsistent with any such U.S. Government restriction. Further, Contractor shall not use, nor permit any subcontractor to use, any non-U.S. national or non-U.S. owned entity in connection with delivery to, or work at a controlled area without first ensuring that such use is consistent with such restrictions.

ARTICLE 14 - INTELLECTUAL PROPERTY AND PROPRIETARY INFORMATION

14.1     Definitions.

         (a) "Contract Data" means Data first produced or generated in the performance of this Contract other than Data already included in the definition of Technology.

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         (b) "Contractor Proprietary Information" means information and Data provided to USEC by Contractor under this Contract that embodies a trade secret owned or controlled by or licensed to Contractor.

         (c) "Disclosee" and "Disclosor" shall have the meanings ascribed to them in this Section 14.1.

         (e) "Proprietary Information" means, as the context requires, USEC Proprietary Information and/or, Contractor Proprietary Information.

         (f) "USEC Proprietary Information" means (i) all Data acquired by Contractor from USEC or from a person acting on USEC's behalf, including any analyses, findings, or other information or know-how or conclusions made therefrom by Contractor in performing this Contract, and any Data marked with a restrictive marking such as but not limited to "USEC Restricted Proprietary Information" and (ii) all other information disclosed in writing or orally by USEC or others acting on its behalf, or that is otherwise acquired by Contractor through visual inspection by, or demonstration to, Contractor under this Contract or any prior contract between Contractor and USEC or USEC's predecessors.

Notwithstanding the provisions of this Section 14.1, "Proprietary Information" of a Party (the "Disclosor") shall not include information that the other Party (the "Disclosee") can produce sufficient documentary evidence to establish (i) is, or has become, generally available to the public other than as a result of an unauthorized disclosure by the Disclosee or a person who acquired such information or Data from the Disclosee, (ii) was within the possession of the Disclosee prior to its being furnished to the Disclosee hereunder; provided that the source of such information or Data was not bound by a confidentiality agreement with, or other obligation of confidentiality to, the Disclosor, (iii) was received by the Disclosee from a third person who had the right to disclose such Data or information, or (iv) was, at any time, independently developed by or for the Disclosee without the benefit or use of the other Party's Proprietary Information.

14.2     USEC Proprietary Information.

         (a) Use and Disclosure. Subject to Section 14.4, Contractor agrees (i) to keep confidential all USEC Proprietary Information; (ii) not to use any USEC Proprietary Information for any purpose other than performance of this Contract; and (iii) not to disclose any USEC Proprietary Information to (A) any employee of Contractor unless (1) disclosure is necessary to perform this Contract, (2) such disclosure is limited to the specific information that is necessary for such performance and (3) such employee has been made aware of the confidential nature of such information and agreed to abide by the provisions of this Article applicable thereto or (B) any third party (including subcontractors) unless Contractor receives USEC's prior written

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consent to such disclosure and such disclosure is subject to a written agreement which imposes confidentiality obligations that are substantially the same as those contained herein.

         (b) Return of USEC Proprietary Information. Unless otherwise instructed by USEC in writing, Contractor shall return to USEC all USEC Proprietary Information within thirty (30) Business Days after the earlier of date of the termination or expiration of this Contract or the completion of the Services.

14.3     Contractor Proprietary Information.

         (a) Identification. Contractor shall identify all Contractor Proprietary Information that it makes available to USEC under this Contract with a restrictive marking stating that it is Contractor Proprietary Information, prior to the delivery of such Contractor Proprietary Information to USEC or others acting on USEC's behalf. If Contractor Proprietary Information is not so marked, then Contractor shall notify USEC in writing of the confidential aspects of such information prior to its disclosure to USEC or others acting on USEC's behalf. USEC shall not be obligated to keep confidential any Data or other information provided by Contractor that is not identified as Contractor Proprietary Information in accordance with Section 14.3(a). Notwithstanding the foregoing, it is understood and agreed that any and all Technology licensed to USEC hereunder shall be deemed to be Contractor Proprietary Information, whether or not so marked.

         (b) Disclosure by USEC. Subject to Sections 14.3(c) and 14.4, USEC agrees (i) to keep confidential all Contractor Proprietary Information; (ii) not to use any Contractor Proprietary Information for any purpose other than performance of this Contract, to exercise its rights under the license granted under Section 14.6(b)(ii), and to evaluate the Technology and business opportunities utilizing the Technology; and (iii) not to disclose any Contractor Proprietary Information to (A) any employee of USEC or a person or entity acting on USEC's behalf, or to a third party, unless (1) disclosure is necessary to perform this Contract, to exercise its rights under the license granted under
Section 14.6(b)(ii), or to evaluate the Technology and business opportunities utilizing the Technology and (2) such employee or person or entity acting on USEC's behalf has been made aware of the confidential nature of such information and agreed to abide by the provisions of this Article applicable thereto or (3) with respect to a third party, such third party is subject to a written agreement which imposes confidentiality obligations that are substantially the same as those contained herein. Notwithstanding the foregoing, USEC may also disclose Contractor Proprietary Information to the U.S. Nuclear Regulatory Commission, the U.S. Department of Energy, the U.S. Environmental Protection Agency, the U.S. Department of Transportation or any other federal, state and local agencies or instrumentalities to the extent necessary to (x) comply with applicable legal or regulatory requirements or (y) perform or enforce this Contract.

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         (c) Successors and Affiliates. The Parties recognize that USEC may need to disclose Contractor Proprietary Information to affiliates and prospective assignees, including but not limited to, investors, their representatives and other Parties in connection with the privatization of USEC pursuant to the Atomic Energy Act of 1954, as amended. Accordingly, USEC may disclose Contractor Proprietary Information (i) to such affiliates and prospective assignees, provided that USEC takes reasonable precautions to protect the confidentiality of such Contractor Proprietary Information, or (ii) to the extent required by law, including in connection with an offering of its securities or a sale of its business. For purposes of this Section 14.3(c), "affiliate" shall mean an entity that controls, is controlled by, or is under common control with, USEC or its successor.

         (d) Deliverables. Subject to Section 14.6(b)(iii), nothing in this
Article 14 shall be deemed to require USEC to keep confidential any Deliverable.

14.4 Required Disclosure. Except for disclosures authorized under Section 14.3(c), if a Disclosee (as defined in Section 14.1) receives an order, request, subpoena or similar legal inquiry from a governmental authority which encompasses the Disclosor's Proprietary Information, or is otherwise required by law to disclose such Proprietary Information, the Disclosee shall immediately notify (if permitted by applicable law or regulation) and consult with the other Party. If the other Party determines that such Proprietary Information (or portions thereof) should not be disclosed, then the Parties shall cooperate with each other, to seek relief from the requested disclosure or to secure confidential treatment and minimization of any such Proprietary Information that must be disclosed to the governmental authority. This Section shall not be construed to constrain any Party from complying with lawful governmental orders.

14.5 Standard of Care. Each Party (the "Receiving Party") shall protect the other Party's Proprietary Information using the same degree of care as the Receiving Party uses to protect its own confidential information of a like nature from unauthorized use, disclosure or dissemination, but no less than a reasonable degree of care.

14.6     Allocation of Technology Rights.

         (a)      Disclosure of Technology.

                  (i) As soon as practicable after the execution of this Contract, Contractor shall deliver to USEC copies of information and Data, in whatever form, and, to the extent practicable, tangible items, which embody and/or describe the Technology, as it stands as of the date of such disclosure, in reasonable detail.

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                  (ii) Contractor shall provide USEC with a written report on each item of Technology developed, conceived or acquired by Contractor during the term of this Contract promptly after its development, conception, or acquisition, whichever is the earliest. The report shall identify the inventor(s), and shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purposes, operation, and the physical, chemical, biological, or electrical characteristics of such Technology. In addition, Contractor shall make further disclosures to USEC regarding each such item of Technology, including the delivery to USEC of any information and Data in whatever form and, to the extent practicable, tangible items which embody and/or describe such Technology in reasonable detail.

                  (iii) In addition to its obligations under Section 7.3, Contractor shall make available to USEC and persons acting on its behalf, access to such personnel, machinery, equipment and other documents in Contractor's possession or under its control as USEC may reasonably deem necessary in order for USEC and persons acting on its behalf to understand the Technology.

                  (iv) Contractor shall deliver to USEC all Contract Data as soon as practicable after its compilation.

         (b)      License of Rights in Technology.

                  (i) Listed in Schedule G are all the patents and patent applications, currently owned or controlled by, or licensed to Contractor, that are included in the New Technology as of the date hereof. Contractor shall promptly update Schedule G if it identifies additional trade secrets, patents and patent applications that should be included thereon or upon request of USEC, to reflect the addition of items of Technology developed, conceived or acquired by USEC after the date hereof; provided, however, that the failure to so update Schedule G shall not affect the scope of USEC's licenses hereunder.

                  (ii) Contractor hereby grants to USEC [***] license [***]. The license shall include, in addition to all other rights of a licensee as a matter of law, the right to (A) [***], (B) [***], (C) [***] and (D) [***].
Royalties shall be payable with respect to USEC's or its sublicensee's use of the New Technology to Contractor as provided in Section 14.6(b)(v) below. This license shall survive the expiration or termination of this Contract.

                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

                  (iii) Contractor agrees to execute and deliver to USEC any and all further instruments or documents required by USEC from time to time in order to confirm or record the license set forth above.

                  (iv) Contractor shall maintain all patents and diligently prosecute, at Contractor's sole cost and expense, all patents and patent applications which are included in the Technology. If, at any time, Contractor desires to discontinue the payment of prosecution or maintenance expenses with respect to any patent or patent application included in the Technology or Contract Data and filed after the date hereof, then Contractor shall notify USEC. USEC shall have the option of deciding whether USEC wishes to assume the entire expense of continuing to prosecute or maintain in effect such patent. In the event USEC elects to assume the entire expense, Contractor shall transfer to USEC all Contractor's right, title, and interest in the patent or patent application, subject to the retention of an irrevocable perpetual world-wide non-exclusive license thereunder.

                  (v) USEC shall pay to Contractor a mutually-agreeable royalty with respect to USEC's use or license of the New Technology and Contract Data for a period of [***]. No royalty shall be payable to Contractor for USEC's use and/or licensing of the Background Rights. The manner in which the royalty will be determined, including any reduction due to the expiration of patents will be governed by Section 14.12 below. No royalty need be paid for the use of the New Technology in connection with non-commercial research and development activities.

14.7     Infringements.

         (a) Each Party shall promptly notify the other of any infringements, or unauthorized uses of the Technology, or Contract Data which may come to its attention.

         (b) Contractor shall have the sole initial right to commence any action to stop such imitation, infringement or unauthorized use of the Technology or Contract Data pay all expenses and retain all recoveries. In the event that Contractor does not commence such an action to stop such imitation, infringement, or unauthorized use within sixty (60) days after notice thereof from USEC, then USEC may commence such action, pay all expenses and retain all recoveries. Each Party agrees to cooperate in any action brought solely by the other Party with respect to any infringement, or unauthorized use of the Technology or Contract Data including, without limitation, by joining as a party to any litigation, action or proceeding in order to maintain standing, subject to the reimbursement of expenses.

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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

14.8 Contractor's Acquisition of Rights in Technology. Contractor shall require, by written agreement with its employees, consultants and subcontractors, other than clerical and nontechnical employees, that such employees, consultants and subcontractors promptly disclose in writing to Contractor all Technology and Contract Data conceived or reduced to practice by such employee, consultant or subcontractor, and to execute all documents necessary to file, patent or copyright applications with respect thereto and to assign all right, title and interest in and to such patent applications or copyright applications, or any resulting patents or copyright applications, to Contractor. Contractor shall acquire all right, title and interest in and to all copyrights in any Data first prepared or generated in the performance of this Contract by written assignment or, to the extent legally possible, as a "work for hire".

14.9 Third Party Licensed Technology. USEC's rights in any component of the Technology or Contract Data which is licensed to Contractor by an unaffiliated third party shall be subject to the terms of such license agreements ("Third Party Licenses"). Schedule H hereto contains a complete and accurate list of all components of the Technology which are subject to Third Party Licenses and indicates which licenses are non-transferable. To the extent that the right to such component of the Technology, or Contract Data can not be sublicensed to USEC under said Third Party License without such licensor's consent, Contractor shall make a reasonable commercial effort to obtain such licensor's consent to provide USEC with a sublicense or equivalent benefit under such Third Party License. Beginning on the Effective Date, Contractor shall not enter into any Third Party Licenses which prohibit sublicensing or other relevant restrictions on use of the Technology or Contract Data licensed thereunder, without USEC's written consent.

14.10             Commercial Business Options.

         (a) USEC agrees that it will not commercially exploit, or enter into any agreement (other than with Contractor) to commercially exploit the Technology or Contract Data during the J.V. Formation Period.

         (b) During the J.V. Formation Period, USEC shall have the exclusive right to enter into a joint venture, teaming arrangement, partnering arrangement, licensing arrangement, or similar agreement or arrangement (a "Joint Venture"), with Contractor to commercially exploit business opportunities involving the deconversion of depleted UF(6) to metal and/or oxide or other byproducts. Among the business opportunities that the Joint Venture would explore would include the deconversion of depleted UF(6) to metal and/or oxide for

                  -        [***]

                  -        [***]

                  -        [***]

                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

                  -        [***]

                  -        [***]

During the J.V. Formation Period, Contractor shall not enter into a Joint Venture with any other party involving the deconversion of UF(6) or any of the above products without the express written consent of USEC. Upon USEC's request, Contractor shall negotiate a Joint Venture with USEC in good faith, such joint venture to be formed no later than the end of the joint venture period. Such Joint Venture shall have the following terms:

                  (i) USEC and Contractor would grant the Joint Venture an exclusive license in and to the Technology for so long as the Joint Venture remained in existence. Contractor and USEC would grant the Joint Venture a non-exclusive license to any other technology owned or controlled by Contractor and USEC, as may be necessary to exploit the Technology.

                  (ii) In the event that the Parties desire to pursue a joint venture arrangement in which each Party would provide capital, the initial capital contribution and participation would be [***] USEC and [***] Contractor. To the extent that the Parties provide capital in addition to capital that may be raised externally, the shares of the Parties would be adjusted in proportion to their respective contributions. For purposes hereof, a contribution of technology shall not be considered a capital contribution.

                  (iii) Except for those terms agreed herein, the specific terms of the Joint Venture will be negotiated in good faith between the parties. Neither Party shall be obligated to enter into a Joint Venture with the other. Third Party participation in the Joint Venture would be by mutual agreement of both Parties.

         (c) If the Parties have not formed the Joint Venture by the end of the J.V. Formation Period, then:

                  (i) USEC may utilize the Technology for any purpose, including to pursue business opportunities by itself or with any third party involving the deconversion of depleted UF(6) to metal and/or oxide or other byproducts, subject to payment of a royalty to Contractor for the use of the New Technology as contemplated under Section 14.6(b)(v).

                  (ii) Contractor may utilize the Technology for any purpose, including to pursue business opportunities by itself or with any third party, involving the deconversion of depleted UF(6) to metal and/or oxide or other byproducts, subject to payment of a fee to USEC for the use of the New Technology, as contemplated under Section 14.10(c)(iii) unless the Contractor uses only its existing UF(4) inventories (those prior to this Contract) to exploit these opportunities.

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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

                  (iii) Contractor shall pay to USEC a mutually-agreeable fee (the "Fee") with respect to Contractor's use or license of the New Technology and Contract Data for a period of [***]. No Fee shall be payable to USEC for Contractor's use or licensing of the Background Rights. The manner in which the Fee will be determined, including any reduction due to the expiration of patents shall be governed by Section 14.12 below. No Fee need be paid for the use of the New Technology in connection with non- commercial research and development activities.

         (d) Nothing herein precludes Contractor from entering into (i) commercial sale or service arrangements with third parties for the deconversion of depleted UF(6), or (ii) commercial arrangements for the sale of products resulting from the deconversion of depleted UF(6); unless, in either case, the arrangement with a third party is in substance a Joint Venture or equivalent to a Joint Venture. USEC shall have no right to any compensation in connection with Contractor's activities under these arrangements except as follows: During the J.V. Formation Period, Contractor shall inform USEC in advance of any such business opportunities associated with the deconversion of depleted UF(6) to metal and/or oxide, and shall give USEC the right of first refusal to participate therein.

14.11 Indemnification. Contractor shall indemnify, save harmless and, if requested by USEC, defend USEC, its directors, officers, employees, contractors and agents from and against any and all liabilities, claims, penalties, forfeitures, and suits, and the costs and expenses incident thereto (including costs of defense, settlement and reasonable attorney's fees) which they or any of them may hereafter incur, become responsible for, or pay out as a result of any claim that the Services performed by Contractor hereunder and the SODW Deliverables infringe upon the intellectual property rights of any third party.

14.12             Arbitration of Royalties and Fees.

         (a) In the event that the Parties are unable to come to a mutual agreement as to the amount or manner of calculation of the royalties and Fees payable under Sections 14.6(b)(v) and 14.10(c)(iii), respectively, either Contractor or USEC may, upon written notice given to the other, call for submission of the matter to arbitration pursuant to this Section 14.12. Within ten

                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

(10) days after the giving of such notice, each Party shall furnish to the other party a proposed award ("Proposed Award") setting forth the terms of the award (on a word-for-word basis) that such Party wishes the arbitrator(s) to make. Within ten (10) days after the delivery of the two Proposed Awards, the Parties shall attend a Meeting (the "Meeting") at a mutually acceptable time and place to discuss fully the content of such Proposed Awards. At the Meeting, the Parties shall attempt to reconcile the differences between their respective Proposed Awards so as to avoid the delay and expense of the arbitration procedure hereinafter set forth. If such reconciliation is not achieved at the Meeting, each Party may modify its Proposed Award in any way. Any such modifications shall be discussed with the other Party, so that when each Party finalizes its Proposed Award, it shall do so with full knowledge of the content of the other Party's final Proposed Award. The finalization of such Proposed Awards and the delivery of same by each Party to the other shall occur within a week after the Meeting.

         (b) The arbitration shall be conducted by a person knowledgeable and experienced in the calculation of royalties for licenses of intellectual property. In the event the parties are unable to agree upon such person within ten (10) days after the last Meeting held pursuant to the foregoing paragraph, then each Party shall select a person that it believes has the qualifications set forth above as its designated arbitrator (which selection shall be accomplished by notifying the other party of the identity of such person), and such arbitrators so designated shall mutually agree upon a similarly-qualified third person to complete the arbitration panel; provided, however, that if one of the Parties fails to select its designated arbitrator as specified herein within ten (10) days of receiving notice from the other party that such other party has selected its designated arbitrator, then the arbitration shall be conducted by the one arbitrator so designated. In the event that the persons selected by the parties are unable to agree on a third member of the panel within ten (10) days after the selection of the latter of the two arbitrators, such person shall be designated by the American Arbitration Association.

         (c) Upon final selection of the entire panel, such panel shall, as expeditiously as possible (and if possible, within 30 days after the selection of the last arbitrator), render its award. Such panel shall be required to adopt either the Contractor's final Proposed Award or USEC's final Proposed Award without modification and shall have no power whatsoever to reach any other result. Such panel shall adopt the Proposed Award that in its judgment is the more fair, equitable and in conformity with this Agreement. Each Party may submit to the arbitrator (s) a written statement in support of its Proposed Award. The arbitration shall be conducted in New York, New York, in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association. Judgment may be entered upon the award in any court of competent jurisdiction.

ARTICLE 15 - INCORPORATION OF ADDITIONAL CONTRACT CLAUSES

                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

15.1 Additional Clauses and Provisions. The additional contract clauses set forth in Schedule B and the representations and certificates in Schedule C are incorporated herein by reference and shall take precedence over the provisions of Articles hereof. Except for specific references to Federal Acquisition Regulations ("FAR") or supplements thereto in this Contract, and the FAR clauses in Schedule B incorporated into this Contract and the representations and certificates in Schedule C, FAR requirements do not otherwise apply to this Contract.

15.2 References. References in the clauses listed in Schedule B and the representations and certificates in Schedule C to the Contracting Party shall be deemed to refer to Contractor, references to Contracting Officer shall be deemed to refer to Buyer, references to the Contracting agency shall be deemed to be references to USEC and references to the Government or U.S. Government shall be deemed to include USEC unless the context thereof indicates otherwise.

15.3 General Terms and Conditions. This Contract is subject to the attached General Terms and Conditions, which together with all Schedules hereto, is incorporated by reference into this Contract.

ARTICLE 16 - NOTICES

Any notice, request, demand, claim or other communication related to this Contract shall be in writing and delivered by hand or transmitted by telecopier, registered mail (postage prepaid), or overnight courier to the other Party at the following numbers and addresses:

                  Contractor:             Starmet Corporation
                                          2229 Main Street
                                          Concord, MA  01742
                                          ATTN: Donald T. King
                                          Telephone: 978-369-5410
                                          Telecopier: 978-369-4045

                           USEC: United States Enrichment Corporation 2 Democracy Center
                                          6903 Rockledge Drive
                                          Bethesda, MD 20817
                                          ATTN: Charles W. Kerner
                                          Telecopier: 301-564-3204

Either Party may change its address, representative or numbers for receiving notices or Deliverables by giving written notice of such change to the other Party. Notice is effective upon receipt by the other Party.

                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

ARTICLE 17 - COMPLIANCE WITH LAWS AND REGULATIONS

17.1 Authorizations. All permits, licenses and government approvals (collectively, "Permits") of whatever nature relating to the performance of the Services and storage or use of Material by Contractor under this Contract shall be obtained by Contractor at its own cost and expense, and Contractor shall furnish copies of the Permits to USEC prior to the commencement of the first shipment of UF(6) by USEC (as described in the SODW). Contractor shall promptly notify USEC of any changes to the status of any Permits which would prevent or interfere with Contractor from complying with any applicable law or regulation, or performing this Contract, in whole or in part.

17.2 Compliance. Contractor shall comply with terms and condition of all Permits and all applicable federal, state and local laws and ordinances and all governmental orders, rules and regulations including but not limited to those relating to the Services, Material, storage, activities, labor, equipment, vehicles, containers, facilities, or recycle areas provided by Contractor in connection with the performance of this Contract.

17.3 Health and Safety Standards. Contractor shall take all reasonable precautions in the performance of work under this Contract to protect the health and safety of employees and to perform work in compliance with applicable Federal, state and local health, safety and fire protection laws and regulations, including, but not limited to, to the U.S. Occupational Safety and Health Administration (OSHA) regulations (29 C.F.R. part 1910).

17.4     Violations of Law.

         (a) Contractor warrants that (i) prior to execution of this Contract, Contractor has disclosed to USEC in writing all past violations of any law(s) or regulation(s) by Contractor or any permitted subcontractor, and (ii) Contractor is not under (or any permitted subcontractor) any current investigation(s) by a governmental authority with respect to any violation(s) of law or regulation.

         (b) Contractor shall promptly notify USEC of any future violation(s) of any law or regulation by Contractor or any permitted subcontractor which may result in a civil, administrative or criminal penalty or fine, or prevent or interfere with performance of this Contract, in whole or in part.

17.5 License Restrictions. Contractor warrants that prior to execution of this Contract, Contractor has disclosed in writing to USEC any restriction in an applicable Permit which could limit Contractor's ability to fully perform this Contract, including, but not limited to, any Nuclear Regulatory Commission limit on possession of UF(6) or other Material. If performance

                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

of this Contract could result in Contractor exceeding a limitation on its authority to perform the Services, or possess Material, Contractor shall either obtain additional authority to perform the Services or possess Material or reduce its work for other parties undertaken after the Effective Date or inventories of other Material acquired after the Effective Date in order to ensure that it can perform this Contract within the applicable limits.

17.6 Investigations and Claims. Contractor shall promptly notify USEC in writing if Contractor becomes aware of an investigation by government agency or authority into, or a claim about, the activities of either USEC or Contractor under this Contract. For this purpose, "claims" shall be deemed to include lawsuits, notices of violation, notices of investigation and other written allegations by governmental or private parties (including employees of Contractor or its subcontractors), whether or not submitted to Contractor, that activities under the Contract (a) violate applicable law or regulation, (b) have caused or could cause damage to property, or injury to persons, or (c) require environmental clean-up or remediation.

ARTICLE 18 - DELIVERY

18.1 F.O.B. Destination. USEC shall Physically Deliver the UF(6) "F.O.B. Destination." F.O.B. Destination means that USEC shall be responsible for all costs associated with the shipping and delivery of the Material. The risk of loss of or damage to the Material and the cylinders which contain the material being delivered (to include, without limitation, the responsibility to file freight claims arising from loss or damage to any Material and/or cylinders) shall pass to Contractor at Contractor's facility at the completion of the Physical Delivery of the Material to the Contractor's facility.

18.2     Receiving Addresses.

         (a) USEC shall Physically Deliver the UF(6) as prescribed by the SODW at:

         Starmet CMI
         85 Metals Drive, Highway 89
         Barnwell, South Carolina 29812

         (b) Contractor shall deliver the required Deliverables to:

         USEC
         2 Democracy Center
         6903 Rockledge Drive
         Bethesda, MD 20817
         ATTN: Richard F. Leibson

                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

ARTICLE 19 - WAIVER OF CLAIMS

Notwithstanding any other provision in this Agreement, in no event shall USEC be liable to Contractor for (and Contractor hereby waives and releases any claim it may now or in the future have against USEC arising from):

         (a) any loss, damage or loss of use, of any property caused by or resulting from the UF(6) delivered by USEC hereunder or any material (including, but not limited to UF(4)) resulting from the Services, including any damage from a Nuclear Incident (as defined in Section 11 of the Atomic Energy Act of 1954, as amended): and

         (b) any claim for costs of remediation or clean-up associated with, or resulting from, the activities under this Contract, or the disposal of USEC-supplied UF(6) or any material (including, but not limited to (UF4)) resulting from the Services.

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                          USEC PROPRIETARY INFORMATION
                               CONTRACT NO. 80623

18.3

IN WITNESS WHEREOF, the Parties have caused this Contract to be signed by their duly authorized officers as of the Effective Date.

UNITED STATES ENRICHMENT                                      STARMET CMI
CORPORATION

By:   /s/ Charles W. Kerner                  By:   /s/ James M. Spiezio
   ---------------------------------            -------------------------------
Name: Charles W. Kerner                      Name: James M. Spiezio
     -------------------------------              -----------------------------
Title:                                       Title:
     -------------------------------              -----------------------------

                          USEC PROPRIETARY INFORMATION

                                  SCHEDULE A-1

         Statement of Deconversion Work for Deconversion of Depleted Uranium Hexafluoride

A.       LISTING OF SERVICES


                                                       Not to Exceed
Item     Description                                    Quantity(1)              Unit Price          Unit      Total
----     -----------                                      ---------              ----------          ----      ------
001      Deconversion of up to                              [***]                  [***]              kgU      $12,836,000.00
         [***] 14-ton cylinders, of USEC-
         provided UF(6) to UF(4) and
         taking title of same as per the
         Contract, including the Statement of
         Work below, and as ordered under
         Article 5.

         TOTAL CONTRACT CEILING PRICE                                           $12,836,000.00

002      Option to have up to an                             [***]           Not to exceed [***]      kgU      $25,672,000.00
         additional [***] 14-ton cylinders,
         or any portion thereof, of USEC
         provided UF(6) deconverted to UF(4)
         and taking title of same as per the
         Contract, including the Statement of Work below,
         and as ordered under Article 5.

         TOTAL CONTRACT CEILING PRICE                                           $25,672,000.00


         PURCHASE NOTE APPLICABLE TO THE ITEMS ABOVE

         a. Pricing above includes any and all start-up and tooling charges.

B.       STATEMENT OF SERVICES

1. Scope of Services. Contractor shall provide all necessary facilities, equipment, and personnel, and shall secure all necessary permits and licenses, in order to perform the service of deconversion of depleted uranium hexafluoride UF(6) supplied by USEC into uranium tetra-fluoride UF(4), in quantities and according to a schedule to be determined by mutual agreement between Contractor and the Technical Representative. The price for this deconversion service and for optional services, for the SOTDW Deliverables and for the rights granted to USEC in Article 14 of the Contract is included in the Price stated above in Part
A. Immediately upon


--------
1 In KgU as UF(6).

                          USEC PROPRIETARY INFORMATION

delivery of UF(6) by USEC to Contractor, Contractor shall take title to, and assume full responsibility for, such UF(6) as well as for all byproducts, process chemicals, vessels and waste material used, generated or resulting from such UF(6) or in the handling or the processing thereof.

2.       USEC Supplied Uranium Hexafluoride UF(6)

         a. USEC's Containers: The UF(6) shall be delivered in cylinders that conform to all applicable U.S. Nuclear Regulatory Commission and U.S. Department of Transportation regulations and other applicable federal, state and local laws and regulations. Contractor shall return USEC's cylinders no later than thirty (30) days after receipt of the filled cylinders, F.O.B. USEC's facility in Paducah, Kentucky. Contractor shall bear the risk of loss for USEC's empty cylinders until such time as USEC receives the containers.

         b. UF(6) Specifications: All UF(6) delivered by USEC shall have a U235 assay of less than 0.711 weigh percent, but otherwise USEC shall provide, and Contractor shall accept, such UF(6) on an "AS IS" basis.

         c. Determination of KgU. The quantity of UF(6) in KgU in a cylinder shall be determined by dividing the net weight of the UF(6) in the cylinder (i.e., gross weight less tare weight (including heel)) by 1.4790.

3.       Contractor's Responsibilities

         a. Accept shipment by USEC of UF(6). Contractor shall accept shipments of USEC-supplied UF(6) for deconversion at its facilities in Barnwell, South Carolina. Contractor shall sign shipping documentation to verify acceptance of the quantities of UF(6) delivered to its site in fourteen-ton cylinders.

         b. Process the UF(6) delivered by USEC. Upon receipt of a filled cylinders from USEC, Contractor shall promptly remove the UF(6) from the fourteen-ton cylinders, leaving no more than a nominal 100 lb. "heel," and deconvert the UF(6) into UF(4) within its own facilities. Contractor invoices can be prepared once the deconversion is complete for the contents of each cylinder.

         c. Take title to UF(6) provided by USEC. When shipments of UF(6) have been delivered by USEC to Contractor's facilities in Barnwell, South Carolina (at USEC's expense), Contractor shall take title to the UF(6) supplied by USEC and become totally responsible therefor, including full responsibility at its own cost and expense for all subsequent handling, storage, processing and disposal of such UF(6) as well as of any byproducts, process chemicals, vessels and waste material.

                          USEC PROPRIETARY INFORMATION

                  Contractor shall have all the necessary licenses and permits necessary to take title as follows:

                  i. As necessary to ensure compliance with applicable laws and regulations, Contractor shall modify its decontamination and decommissioning (D&D) plan filed with the South Carolina Department of Health and Environmental Control (DHEC) pursuant to its radioactive material license to include coverage of activities resulting from this contract.

                  ii. Contractor shall increase the current [***] level reserved for D&D in the plan filed with the DHEC by an amount (A) sufficient to cover the disposal of the resulting UF(4) (regardless of Contractor's plans for commercial use of the UF(4)), but in no event less than [***] per year for the duration of the Contract (i.e., after [***] of operation the --- reserve shall increase to at least [***], after [***] of operation it shall increase to at least [***], etc.) and (B) in a form acceptable to USEC.

                  iii. Contractor shall supply USEC with updates to its D&D funding plans associated with USEC contracts at least one month prior to submittal to DHEC.

         d. Quantity Variance. Contractor shall compare the amounts of UF(6) withdrawn from USEC's shipping container and compare with the amount delivered according to USEC's shipping statements. Variances shall be reported immediately to the USEC Technical Representative. A variation from the quantity of USEC provided UF(6) of plus or minus five percent (5%) is acceptable. When such a variance occurs, the quantity of UF(4) processed from that UF(6) shall also have the same variance.

         e. Reporting to USEC. Contractor shall prepare monthly reports to USEC's Technical Representative describing its activities both over the previous month, and from contract inception to date. These reports shall detail the dates and amounts of shipments received , the amounts of UF(6) deconverted into UF(4), and the amounts of UF(4) in storage. Data and results shall be identified by UF(6) shipping number. Contractor shall also provide certified reports including the results of all finished weights for each shipment of UF(6).

         f. Storage Requirements. The UF(6) and UF(4) shall remain at Contractor's facility at Barnwell, South Carolina until needed for use in commercial or research applications (including the project described in the SODTW).

                          USEC PROPRIETARY INFORMATION

         g. No other use. Contractor shall remove the UF(6) from the cylinders for purposes of performing the Services required by this Contract, and shall not use the UF(6) or the cylinders for another purpose.

         h. Return of Cylinders. Promptly after emptying the cylinders, Contractor shall make them available for pickup by USEC at the Contractor's facility.

         i. UF(4) Specification: Contractor shall produce UF(4) to the specifications of its own making or determination as appropriate to support Contractor's depleted uranium research and development program.

4. USEC's Responsibilities. Consistent with Section 5.1, USEC shall be responsible for shipping the UF(6) in fourteen-ton cylinders to Contractor's facilities at a rate consistent with Contractor's rate of deconverting USEC's UF(6) to UF(4), not to exceed a rate of [***] 14-ton cylinders of UF(6) per month unless both Parties otherwise agree.

                          USEC PROPRIETARY INFORMATION

                                  SCHEDULE A-2

                    Statement of Technology Development Work

A.       LISTING OF SERVICES

The Technology Development Work consists of the following three Phases.

Phase I           Reaction Kinetics, Heat and Mass Transport Processes

Phase I will [***]. Phase I is expected to be completed in a period of [***].

Phase II          Laboratory Pilot Plant

Phase II will [***]. Phase II is expected to be completed in [***].

Phases I and II will cost approximately [***] and have a total duration of [***].

Phase III                  Pilot Plant at Starmet CMI

Phase III includes the construction and operation of a pilot plant at the Starmet CMI facility in Barnwell, South Carolina. The pilot plant will cost approximately [***] to construct and have an annual operating cost of [***] when running at full capacity. The pilot plant will have the capacity to consume [***]. The pilot plant will operate for a period of [***]. During pilot plant operation Contractor will [***].

All three Phases will be completed in [***].

B.       STATEMENT OF SERVICES

                  Contractor shall provide all necessary facilities, equipment, personnel and material and shall secure all necessary permits and licenses, in order to perform all three Phases of the Technology Development Work set forth above, and to provide USEC with the following reports, on-site briefings, and other information and/or samples of material:

                  1. Contractor shall keep USEC apprised of the progress of the Technology Development Work, including submitting a detailed technical report to USEC each calendar quarter and providing USEC personnel with access to the pilot plant operations and providing them with on-site briefings thereof at reasonable times, upon request.

                          USEC PROPRIETARY INFORMATION

                  2. Contractor shall undertake a thorough market evaluation to determine the market potential for silicon tetrafluoride and other potential byprod-ucts of deconverted UF(6), and Contractor shall provide USEC with a copy of such evaluation as well as other information that is known or becomes known to Contractor concerning actual or potential business opportunities for any such byproducts.

                  The SOTDW Services and the rights granted to USEC in Article 14 of the Contract shall be provided to USEC at no additional cost beyond the Price set forth in Part A of Schedule A-1.

                          USEC PROPRIETARY INFORMATION

                                   SCHEDULE B

                           Additional Contract Clauses

                                   FAR Clauses

 (References are to Federal Acquisition Regulation clauses in 48 C.F.R. Chap. 1)

--------------------------------------------------------------------------------------------------------------------------
1.  FAR 52.203-3                 GRATUITIES (APR 1984)

--------------------------------------------------------------------------------------------------------------------------
2.  FAR 52.203-7                 ANTI-KICKBACK PROCEDURES                        Also applies to subcon-
                                 (JUL 1995)                                      tracts over $100,000
                                                                                 (except subparagraph
                                                                                 (c)(1) thereto).

--------------------------------------------------------------------------------------------------------------------------
3.  FAR 52.203-08                CANCELLATION, RESCISSION
                                 AND RECOVERY OF FUNDS FOR
                                 ILLEGAL OR IMPROPER ACTIVI-
                                 TY (JAN 1997)

--------------------------------------------------------------------------------------------------------------------------

4.  FAR 52.203-10                PRICE OR FEE ADJUSTMENT FOR
                                 ILLEGAL OR IMPROPER ACTIVI-
                                 TY (JAN 1997)

--------------------------------------------------------------------------------------------------------------------------
5.  FAR 52.203-12                LIMITATION ON PAYMENTS TO                       Also applies to subcontracts
                                 INFLUENCE CERTAIN FEDERAL                       over $100,000.
                                 TRANSACTIONS (JAN 1990)

--------------------------------------------------------------------------------------------------------------------------
6.  FAR 52.209-6                 PROTECTING THE
                                 GOVERNMENT'S INTEREST
                                 WHEN SUBCONTRACTING WITH
                                 CONTRACTORS DEBARRED, SUS-
                                 PENDED, OR PROPOSED FOR DE-
                                 BARMENT (JUL 1995)
--------------------------------------------------------------------------------------------------------------------------
7.  FAR 52.215-2                 AUDIT AND RECORDS  - NEGOTI-                    Also applies to subcon-
                                 ATION (AUG 1996)                                tracts over $25,000.
--------------------------------------------------------------------------------------------------------------------------
8.  FAR 52.219-8                 UTILIZATION OF SMALL, SMALL
                                 DISADVANTAGED AND WOMEN-
                                 OWNED BUSINESS CONCERNS
                                 (OCT 1995)
--------------------------------------------------------------------------------------------------------------------------

                          USEC PROPRIETARY INFORMATION

--------------------------------------------------------------------------------------------------------------------------

9.  FAR 52.219-9                 SMALL, SMALL DISADVAN-
                                 TAGED AND WOMEN-OWNED
                                 BUSINESS SUBCONTRACTING
                                 PLAN (AUG 1996)
--------------------------------------------------------------------------------------------------------------------------

10.  FAR 52.222-3                CONVICT LABOR (AUG 1996)
--------------------------------------------------------------------------------------------------------------------------

11.  FAR 52.222-26               EQUAL OPPORTUNITY (APR 1984)                    Also applies to subcon-
                                                                                 tract over $10,000.
--------------------------------------------------------------------------------------------------------------------------

12.  FAR 52.222-35               AFFIRMATIVE ACTION FOR SPECIAL                  Also applies to many
                                 DISABLED AND VIETNAM                            subcontracts over $10,000.
                                 ERA VETERANS (APR 1984)

--------------------------------------------------------------------------------------------------------------------------

13.  FAR 52.222-36               AFFIRMATIVE ACTION FOR                          Also subcontracts over
                                  HANDICAPPED WORKERS (APR 1984)                 $2,500.
--------------------------------------------------------------------------------------------------------------------------

14.  FAR 52.222-37               EMPLOYMENT REPORTS ON SPECIAL                   Also applies to subcon
                                 DISABLED VETERANS AND                           tracts over $10,000.
                                 VETERANS OF THE VIETNAM
                                 ERA (JAN 1988)
--------------------------------------------------------------------------------------------------------------------------

15.  FAR 52.222-41               SERVICE CONTRACT ACT OF
                                 1965, AS AMENDED (MAY 1989)
--------------------------------------------------------------------------------------------------------------------------

16.  FAR 52.223-2                CLEAN AIR AND WATER (APR                        Also applies to subcontracts over
                                  1984)                                          $100,000 or if the facility to be used
                                                                                 by a subcontractor was the subject to a
                                                                                 conviction under the Federal Clean
                                                                                 Air or Federal Clean Water Acts and
                                                                                 the subcontract is not otherwise exempt.
--------------------------------------------------------------------------------------------------------------------------

17.  FAR 52.223-6                DRUG-FREE WORKPLACE (JAN
                                 1997)

--------------------------------------------------------------------------------------------------------------------------

18.  FAR 52.225-3                BUY AMERICAN ACT-SUPPLIES
                                 (JAN 1994)
--------------------------------------------------------------------------------------------------------------------------

19.  FAR 52.225-11               RESTRICTION ON CERTAIN FOR-
                                 EIGN PURCHASES (OCT 1996)
--------------------------------------------------------------------------------------------------------------------------


                          USEC PROPRIETARY INFORMATION

--------------------------------------------------------------------------------------------------------------------------

20.  FAR 52.227-2                NOTICE AND ASSISTANCE REGARDING                 Also applies to subcontracts
                                 PATENT AND COPYRIGHT                            over $25,000.
                                 INFRINGEMENT (AUG
                                 1996)
--------------------------------------------------------------------------------------------------------------------------

21.  FAR 52.227-3                PATENT INDEMNITY (APR 1984)                     Also applies to certain
                                                                                 subcontracts for com-
                                                                                 mercial items.
--------------------------------------------------------------------------------------------------------------------------

22.  FAR 52.227-13               PATENT RIGHTS-ACQUISITION
                                 BY THE GOVERNMENT (JAN
                                 1997)
--------------------------------------------------------------------------------------------------------------------------

23.  FAR 52.247-63               PREFERENCE FOR U.S. FLAG AIR
                                 CARRIERS (JAN 1997)
--------------------------------------------------------------------------------------------------------------------------

24.  FAR 52.247-64               PREFERENCE FOR PRIVATELY
                                 OWNED U.S.- FLAG COMMER-
                                 CIAL VESSELS (JUN 1997)
--------------------------------------------------------------------------------------------------------------------------


                          USEC PROPRIETARY INFORMATION

                                   SCHEDULE C

                        Representations and Certificates

--------------------------------------------------------------------------------------------------------------------------

1.  FAR 52.203-11               CERTIFICATE AND DISCLOSURE RE-
                                GARDING PAYMENTS TO INFLU-
                                ENCE CERTAIN FEDERAL TRANSAC-
                                TIONS (APR 1991)
--------------------------------------------------------------------------------------------------------------------------

2.  FAR 52.204-3                TAXPAYER IDENTIFICATION (MAR
                                1994)
--------------------------------------------------------------------------------------------------------------------------

3.  FAR 52.209-5                CERTIFICATION REGARDING DEBAR-
                                MENT SUSPENSION, PROPOSED DE-
                                BARMENT, AND OTHER RESPONSI-
                                BILITY MATTERS (MAR 1995)
--------------------------------------------------------------------------------------------------------------------------

4.  FAR 52.219-1                SMALL BUSINESS PROGRAM REPRE-
                                SENTATIONS (JAN 1997)
--------------------------------------------------------------------------------------------------------------------------

5.  FAR 52.222-21               CERTIFICATION OF NONSEGREGAT-
                                ED FACILITIES (APR 1984)
--------------------------------------------------------------------------------------------------------------------------

6.  FAR 52.222-22               PREVIOUS CONTRACTS AND COM-
                                PLIANCE REPORTS (APR 1984)
--------------------------------------------------------------------------------------------------------------------------

7.  FAR 52.222-25               AFFIRMATIVE ACTION COMPLIANCE
                                (APR 1984)
--------------------------------------------------------------------------------------------------------------------------

8.  FAR 52.223-1                CLEAN AIR AND WATER CERTIFICA-
                                TION (APR 1984)
--------------------------------------------------------------------------------------------------------------------------

9.  FAR 52.223-5                CERTIFICATION REGARDING A
                                DRUG FREE WORKPLACE (JAN 1997)
--------------------------------------------------------------------------------------------------------------------------


                          USEC PROPRIETARY INFORMATION

                                   SCHEDULE D

                            Designated USEC Personnel

Buyer - Richard Leibson  [301-564-3368]

SODW Technical Representative - Lee Ewing  [301-564-3419]

SOTDW Technical Representative - Jack Thereault  [301-564-3353]

                          USEC PROPRIETARY INFORMATION

                                   SCHEDULE E

                               Contractor Reports

Monthly Progress Reports pursuant to the SODW
Monthly Inventory Reports pursuant to the SODW
Quarterly Reports pursuant to the SOTDW

                          USEC PROPRIETARY INFORMATION

                                   SCHEDULE F

                             USEC Furnished Property

                                14-ton cylinders

                          USEC PROPRIETARY INFORMATION

                                   SCHEDULE G

                                 New Technology

The patent applications referred to in Section 1.11, New Technology, are as follows:


                                                                                               U.S. Pat-           Country
                                                                Date          Starmet          ent Office          of Pat-
No.          Title                             Inventor         Filed         Number           Serial No.          ent
---          -----                             --------         -----         ------           ---------           ---
A.           [***]                             [***]            [***]         [***]            [***]               [***]

B.           [***]                             [***]            [***]         [***]            [***]               [***]

C.           [***]                             [***]            [***]         [***]            [***]               [***]


                          USEC PROPRIETARY INFORMATION

                                   SCHEDULE H

Components of the Technology and Contract Data Subject to Third Party Licenses

                                     [NONE]

                        USEC RESTRICTED PROPRIETARY DATA
                            CONTRACT NO. ____________

INDEX TO GENERAL TERMS AND CONDITIONS
1.       APPLICABLE LAW...................................................................................GT-1
2.       ASSIGNMENT.......................................................................................GT-1
3.       BOOKS AND RECORDS; AUDIT; COST CERTIFICATION.....................................................GT-1
4.       COMPLIANCE WITH LAWS.............................................................................GT-1
5.       CONTRACT MANAGEMENT..............................................................................GT-1
6.       CONTRACT MODIFICATIONS...........................................................................GT-2
7.       CONTRACTOR STATUS................................................................................GT-3
8.       CONTRACTOR'S REPRESENTATIONS.....................................................................GT-3
9.       COUNTERPARTS.....................................................................................GT-3
10.      DISPUTE RESOLUTION...............................................................................GT-4
11.      ENTIRE AGREEMENT.................................................................................GT-5
12.      HEADINGS.........................................................................................GT-5
13.      INDEMNIFICATION..................................................................................GT-5
14.      ORDER OF PRECEDENCE..............................................................................GT-5
15.      PROPERTY AND EQUIPMENT...........................................................................GT-5
16.      PUBLIC STATEMENTS................................................................................GT-6
17.      SEVERABILITY.....................................................................................GT-6
18.      SURVIVAL.........................................................................................GT-6
19.      TERMINATION AND SUSPENSION OF THIS CONTRACT......................................................GT-6
20.      THIRD PARTY BENEFICIARIES........................................................................GT-7
21.      VALLEY FEVER.....................................................................................GT-7
22.      WAIVER FOR CLAIMS DUE TO NUCLEAR INCIDENTS.......................................................GT-8


                        USEC RESTRICTED PROPRIETARY DATA
                            CONTRACT NO. ____________

                          GENERAL TERMS AND CONDITIONS

1.       APPLICABLE LAW

This Contract (which is defined as the agreement to which these General Terms and Conditions are appended, together with all Schedules, Exhibits and other Appendices attached or appended to such agreement) shall be governed by the laws of the State of New York (including, without limitation, New York General Obligations Law Section 5-1401(Choice of Law) if this Contract exceeds $250,000, but excluding all other New York choice of law rules), except to the extent that the application of such laws is preempted by Federal law; provided, however, that in the event the Parties' choice of New York law is deemed ineffective by a court or arbiter, Maryland law (except for the choice of law rules thereof) shall apply in place of New York law.

2.       ASSIGNMENT

Contractor may not assign this Contract but may, subject to applicable law, assign payments due to Contractor under this Contract. USEC may assign this Contract, including all benefits and obligations hereunder without Contractor's consent (a) in connection with the privatization of USEC pursuant to the Atomic Energy Act of 1954, as amended, (b) to any entity that succeeds to substantially all of USEC's assets or uranium enrichment business, (c) to any subsidiary or affiliate of USEC or (d) to any third party that assumes USEC's obligations hereunder. Upon such an assignment by USEC, USEC shall be relieved of its obligations under this Contract other than to pay Contractor for goods supplied or work performed up to the date of such assignment. In the event of such an assignment, references herein to "USEC" shall, after the date of such assignment, be deemed to refer to the assignee; and Contractor shall take whatever further action is required to transfer to the assignee any agreements, instruments or documents related to this Contract and entered into by Contractor that cannot be transferred to such assignee by the operation of their terms.

3.       BOOKS AND RECORDS; AUDIT; COST CERTIFICATION

If this Contract provides for the reimbursement of Contractor costs, Contractor shall, for three (3) years following expiration or termination of this Contract, maintain a complete set of books and records, documents and other evidence and accounting procedures and practices (the "Records"), sufficient to reflect properly all such reimbursable costs. USEC, or its duly authorized representatives, shall have access at reasonable times to inspect, copy and audit all pertinent Records, either during the term of or after termination or expiration of this Contract. At no cost to USEC, Contractor shall provide USEC proper facilities and make available its personnel at reasonable times for such inspection, copying and audits. Contractor shall also provide, at USEC's written request, a certificate executed by Contractor's controller or chief financial officer stating that any costs invoiced by Contractor that are for the account of USEC under any provision of this Contract were calculated in accordance with the terms of this Contract.

4.       COMPLIANCE WITH LAWS

Contractor shall comply with all applicable federal, state and local laws, rules, regulations, orders, codes and standards in performing this Contract. The cost of such compliance shall be borne by Contractor.

5.       CONTRACT MANAGEMENT

5.1 Buyer. Unless otherwise stated in this Contract, any action that may be taken by USEC in this Contract may only be taken by the Buyer designated elsewhere in the Contract (such action shall bind USEC unless it exceeded the authority of the Buyer under this Contract or violates applicable law or governmental regulations). In addition to the foregoing authority, the Buyer may also take any action expressly reserved for the Technical

                        USEC RESTRICTED PROPRIETARY DATA
                            CONTRACT NO. ____________

Representative, and may override any decision of the Technical Representative. The USEC Chief Executive Officer or his designee may replace the Buyer and will provide written notice thereof to Contractor.

5.2 Technical Representative. The Technical Representative designated elsewhere in this Contract shall be authorized to provide Technical Direction (as defined in Paragraph 5.3) relating to the performance of Contractor's obligations under this Contract. USEC may replace the Technical Representative and will provide written notice thereof to Contractor. All actions taken by the Technical Representative prior to his or her replacement hereunder shall bind USEC unless such action exceeded the authority of the Technical Representative under this Contract or violates applicable law or governmental regulations.

5.3      Technical Direction.

         (a) Contractor's performance of this Contract shall be subject to the Technical Direction of the Technical Representative. "Technical Direction" includes, without limitation: (i) directions to Contractor that shift work emphasis between work areas of this Contract, require pursuit of certain lines of inquiry, fill in details or otherwise serve to accomplish performance of this Contract; (ii) provision of written information to Contractor that assists in the interpretation of drawings, specifications or technical portions of this Contract; and (iii) review and acceptance, on USEC's behalf, of anything required to be provided by Contractor under this Contract; provided, however, that none of the foregoing Technical Direction shall be deemed to alter the status of Contractor as an independent contractor pursuant to Paragraph 7.

         (b) All Technical Direction must be within the scope of this Contract and significant Technical Direction shall be issued in writing by the Technical Representative. Any Technical Direction issued pursuant to this Paragraph 5.3 shall not result in any additional payment to Contractor. The Technical Representative does not have the authority to, and may not, issue any Technical Direction that: (i) requires additional work outside of the scope of this Contract; (ii) changes the schedule of performance of this Contract; (iii) changes the terms of this Contract; or (iv) interferes with Contractor's right to perform the terms of this Contract.

         (c) Contractor shall proceed promptly to perform any Technical Direction issued by the Technical Representative in the manner prescribed by and within the Technical Representative's authority under this Paragraph 5.3. If, in the opinion of Contractor, any Technical Direction violates Section 5.3(b), Contractor shall: (i) notify the Buyer in writing USEC immediately after receipt of any such Technical Direction; (ii) request in writing that USEC modify this Contract accordingly; and (iii) unless otherwise directed by USEC, continue performance of this Contract, without complying with the Technical Direction in question, pending a decision by USEC. Upon receiving any such notification from Contractor, USEC shall: (x) advise Contractor in writing as soon as possible after receipt of Contractor's letter that the Technical Direction is within the scope of this Contract and does not constitute a change; or (y) advise Contractor in writing within a reasonable time that USEC will modify this Contract in accordance with Paragraph 5. Any disagreement between USEC and Contractor regarding USEC's determination of whether a Technical Direction is within the scope of this Contract or whether, or in what amount, to allow for an equitable adjustment, shall be resolved in accordance with the dispute resolution provisions of Paragraph 10.

6.       CONTRACT MODIFICATIONS

With or without additional consideration, USEC may at any time by written order and without advance notice or notice to any sureties, make changes within the general scope of this Contract. If any such modification results in a material change in the cost of, or the time required for, performance of this Contract, the USEC shall make an equitable adjustment to the Contract price, delivery schedule or other affected Contract terms; provided that Contractor has asserted its right to such an equitable adjustment within thirty (30) days from receipt of the written order and prior to final payment under this Contract. A dispute involving any equitable

                        USEC RESTRICTED PROPRIETARY DATA
                            CONTRACT NO. ____________

adjustment shall not excuse Contractor from performing the Contract, as modified. An equitable adjustment in costs made pursuant to this Paragraph shall not result in an increase of any "Fees" that may be payable under this Contract.

7.       CONTRACTOR STATUS

Contractor is an independent contractor. Without limiting (a) USEC's right to provide Technical Direction as set forth in Paragraph 6 or (b) any requirement in this Contract regarding subcontractors and consultants, USEC shall have no right to control or direct the details, means or methods by which Contractor performs this Contract. Contractor is not authorized to act for, or enter into any agreement on behalf of, USEC without written authorization therefor.

8.       CONTRACTOR'S REPRESENTATIONS

8.1 Contractor's Representations. Contractor, and the person signing this Contract on Contractor's behalf, each hereby make the following representations to USEC:

         (a) Contractor has all power and authority required to execute, deliver and perform this Contract; and Contractor has sufficient staff and other resources to carry out its duties hereunder in a prompt, efficient and diligent manner;

         (b) the execution, delivery and performance of this Contract by Contractor and by the person signing this Contract on behalf of Contractor have been duly authorized by all necessary corporate or partnership action;

         (c) this Contract constitutes a legal, valid and binding agreement of Contractor, enforceable against Contractor in accordance with its terms, except as limited by bankruptcy, insolvency, receivership or other similar laws affecting or relating to the rights of creditors generally;

         (d) Contractor has or will obtain, maintain and comply with all licenses and permits necessary to legally and validly execute, deliver and perform this Contract;

         (e) the representations and certificates made in, or submitted with, Contractor's proposal, a list of which is attached as a Schedule to this Contract, have been duly authorized, made and executed and are true and correct as if made herein and as of the date hereof;

         (f) Contractor has the right to make any the disclosures to USEC required under this Contract; and

         (g) no person or commercial agency has been engaged to solicit or secure this Contract, and Contractor agrees it shall not pay any compensation to any person or commercial agency for soliciting or securing this Contract, except for bona fide employees or bona fide established commercial agencies maintained or utilized on a continuous basis by Contractor for the purpose of securing business generally.

9.       COUNTERPARTS

This Contract may be signed in two or more counterparts, each of which shall be treated as an original but which, when taken together, shall constitute one and the same instrument.

                        USEC RESTRICTED PROPRIETARY DATA
                            CONTRACT NO. ____________

10.      DISPUTE RESOLUTION

         10.1 Disputes Subject to Arbitration. Any controversy or claim between the Parties arising out of or relating to this Contract, or the breach, termination or validity hereof (a "Dispute") that is not resolved by mutual agreement shall be settled by arbitration in accordance with the CPR Non-Administered Arbitration Rules as in effect on the effective date of this Contract (the "Rules"), as modified by this Paragraph , by a sole arbitrator appointed in accordance with the Rules. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1 et seq. The place of arbitration shall be Washington, D.C.

10.2 Hearings and Award. All hearings shall be held within ninety (90) days following the appointment of the arbitrator. At a time designated by the arbitrator, each Party shall simultaneously submit to the arbitrator and exchange with the other Party its final proposal for damages and/or any other applicable remedy, and in rendering the final award, the arbitrator shall be limited to choosing the award proposed by a Party without modification; provided, however, that in no event shall the arbitrator award damages inconsistent with any of the terms and conditions of this Contract. The arbitrator shall issue the final award no later than thirty (30) days after completion of the hearings, and judgment on any award may be entered in any court have jurisdiction thereof; provided, however, that for so long as USEC is an executive agency of the U.S. Government, the Chief Executive Officer ("CEO") of USEC may, within sixty (60) days following the award, vacate and nullify the award pursuant to the applicable provisions of the Contract Disputes Act of 1978, as amended, 41 U.S.C. Section 601 et seq. (the "CDA"), if such provisions are then applicable to USEC. If the award is vacated and nullified by the CEO of USEC, Contractor shall be entitled to recover all its expenses of the arbitration (including, without limitation, reasonable attorney's fees) in accordance with 5 U.S.C. Section 580(g) and to resolve such dispute in accordance with the CDA.

10.3 Jurisdiction and Venue. To the extent the Parties are permitted under this Paragraph 10 to pursue a judicial remedy, each Party consents to the jurisdiction and venue of the federal and state courts located in New York, New York, but if such New York courts do not have jurisdiction, then the federal and state courts located in the state of Maryland. Such jurisdiction and venue shall be exclusive except as to an action brought solely for the purpose of enforcing an order of a New York or Maryland federal or state court obtained pursuant to the immediately preceding sentence, or enforcing an award of the arbitrator. Each Party consents to service of the notice of arbitration, and any other paper in the arbitration or any proceeding brought pursuant to this Contract, by registered mail or personal delivery at its address for notices specified in this Contract. Nothing in this Paragraph 10.3 shall limit the jurisdiction of other federal courts over suits involving claims against USEC for so long as USEC is an executive agency of the U.S. Government.

10.4 Confidentiality. The fact that either Party has invoked the provisions of this Paragraph 10 shall be considered to be USEC Restricted Proprietary Information.

10.5 Arbitral Award Binding Upon Successors. This agreement to arbitrate and any award made hereunder shall be binding upon the successors and assigns and any trustee or receiver of each Party.

10.6 CDA Agreement to Arbitrate. Notwithstanding any other provision of Paragraph 10, for so long as USEC is an executive agency of the U.S. Government, Contractor's execution of this Contract shall be deemed to be an agreement by Contractor to alternative dispute resolution of Disputes in accordance with
Section 6 of the CDA (or any successor thereto). The foregoing shall not relieve either Party from the procedural requirements of the CDA with respect to establishing or certifying a claim.

                        USEC RESTRICTED PROPRIETARY DATA
                            CONTRACT NO. ____________

11.      ENTIRE AGREEMENT

This Contract embodies the entire agreement between the Parties in relation to the subject matter hereof and supersedes all prior understandings or agreements, oral or written, between the Parties.

12.      HEADINGS

The headings and subheadings of the Articles, Paragraphs, Sections and Schedules contained in this Contract are inserted for convenience only and shall not affect the meaning or interpretation of this Contract or any provision hereof.

13.      INDEMNIFICATION

13.1 General Indemnity. To the maximum extent permitted by law and without limiting any other indemnification in this Contract, Contractor shall indemnify, save harmless and defend (if requested by USEC) USEC, its directors, officers, employees, other contractors and agents from and against any and all liabilities, claims, penalties, forfeitures and suits ("Liabilities") and the costs and expenses incident thereto (including costs of defense, settlement and reasonable attorneys' fees) (the "Costs"), which they or any of them may hereafter incur, become responsible for or pay out as a result of death or bodily injuries to any person, destruction or damage to any property, contamination of or adverse effects on the environment, or any violation of laws, regulations or orders, caused by or arising out of, in whole or in part, Contractor's obligations imposed under this Contract, or arising from the breach of any representation or warranty made by Contractor in this Contract. This indemnification, save harmless and defense obligation shall apply without regard to the fault or negligence of Contractor or of USEC, its directors, officers, employees, other contractors and agents except to the extent of any Liabilities or Costs which arise from the willful misconduct or gross negligence of USEC, its directors, officers, employees, contractors or agents, as determined on a comparative negligence basis.

13.2 Counsel. USEC may retain its own counsel to represent and/or advise it in any lawsuit covered by this indemnity or any other indemnity in this Contract.

14.      ORDER OF PRECEDENCE

14.1 General Terms and Conditions. The provisions of the Articles and Sections of the agreement to which these General Terms and Conditions are appended shall be read to be consistent with the Paragraphs and Sections of these General Terms and Conditions; provided, however, in the event there should be a conflict between them, the particular provisions of the Articles and Sections of such agreement shall take precedence over the particular Article or Section of these General Terms and Conditions.

14.2 Schedules, Exhibits. The provisions of the Articles and Sections of the agreement to which these General Terms and Conditions are appended, together with the terms of these General Terms and Conditions, shall be read, to the extent reasonable, to be consistent with the Schedules, Exhibits and other Appendices to such agreement; provided, however, in the event there should be a conflict between them, the particular provisions of the Articles and Sections of such agreement and these General Terms and Conditions shall take precedence.

15.      PROPERTY AND EQUIPMENT

Title to all equipment, supplies and materials acquired by Contractor hereunder shall be transferred to USEC upon USEC's payment therefor. In addition, USEC or the U.S. Government (if U.S. Government-owned property are provided) shall retain title to all property furnished to Contractor. Contractor shall establish a

                        USEC RESTRICTED PROPRIETARY DATA
                            CONTRACT NO. ____________

procedure, subject to USEC's approval, for accounting for all USEC or U.S. Government property provided to, or obtained by, Contractor under this Contract, including such property as may be identified in a schedule to this Contract. Contractor shall be liable for loss or destruction of USEC or U.S. Government property provided to, or obtained by, Contractor under this Contract or for expenses incidental to such loss, destruction or damage.

16.      PUBLIC STATEMENTS

Subject to applicable law, Contractor shall not issue any press release or make any public statement regarding this Contract or performance hereunder without the written approval of USEC.

17.      SEVERABILITY

If any provision of this Contract is held invalid by a court of competent jurisdiction, such provision shall be severed from this Contract and, to the extent possible, this Contract shall continue without effect to the remaining provisions.

18.      SURVIVAL

Upon expiration or termination (for any reason) of this Contract, the provisions of this Contract dealing with Organizational Conflicts of Interest, intellectual property, proprietary data and ownership rights, as well as the provisions of Paragraphs 8 and 13, and any other provision of this Contract that expressly state that they will survive expiration or termination hereof, shall survive and remain binding upon the Parties hereto and upon their successors and assigns.

19.      TERMINATION AND SUSPENSION OF THIS CONTRACT

19.1 Termination or Suspension. USEC may terminate or suspend this Contract, in whole or in part, (a) at USEC's discretion, upon ten (10) days prior written notice to Contractor or (b) if Contractor Defaults (as defined in Paragraph 19.2) in performing this Contract and fails to cure such Default within five (5) days (unless extended in writing by USEC) after receiving notice from USEC specifying the Default.

19.2 Definition of Default. "Default" includes: (a) Contractor is adjudged bankrupt or insolvent; (b) Contractor makes a general assignment for the benefit of its creditors; (c) a trustee or receiver is appointed for Contractor or any of its property; (d) Contractor files a 30-day cure petition to take advantage of any debtor's act or to reorganize under the bankruptcy or similar laws; (e) Contractor fails to make prompt payments to subcontractors or vendors for labor, materials or equipment; or (f) except to the extent caused by Force Majeure, (i) Contractor fails to make progress in the work so as to endanger performance of this Contract, (ii) Contractor fails to cure a defect it is required to cure under the inspection or warranty provisions of the Contract, or (iii) Contractor breaches any term of this Contract and such breach has or could have a material adverse effect on the performance of this Contract. Force Majeure shall excuse a Default by Contractor under Paragraph 19.2(f) if Contractor gives notice to USEC promptly of the effect of such Force Majeure on performance of this Contract and the likely duration thereof, if reasonably known, and keeps USEC informed of any changes in such circumstances, including when such Force Majeure ends; and provided, that to Contractor shall use all reasonable efforts to continue to perform this Contract, to remedy the circumstances constituting the Force Majeure and to mitigate the adverse effects of such Force Majeure on performance of this Contract. For these purposes, "Force Majeure" means an occurrence beyond the reasonable control of Contractor and without its fault or negligence such as, acts of God or the public enemy, acts of the U.S. Government (other than USEC) in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, unusually severe weather, and unforeseeable delays of common carriers.

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19.3     Contractor's Obligations Upon Termination or Suspension.

         (a) Upon USEC's termination or suspension of this Contract, in whole or in part, Contractor shall (i) cease work on the terminated or suspended portions of this Contract on and as of the effective date of termination or suspension, and shall not incur further expenses in connection with the terminated or suspended portions of this Contract, unless, in the event of suspension, USEC notifies Contractor that the suspension has been lifted and that Contractor may resume work; (ii) continue to perform those portions of this Contract that are not terminated or suspended; (iii) terminate and/or assign to USEC (at USEC's discretion) all of Contractor's rights, title and interests in subcontracts and purchase orders relating to the terminated or suspended portion of this Contract; and (iv) take actions necessary to protect, preserve and promptly transfer to USEC (in the case of a termination of this Contract) title to and possession of all work, materials, equipment and recorded information (regardless of form) acquired or produced for performance of this Contract.

         (b) In the case of a termination of this Contract, Contractor shall also take all other actions necessary to enable USEC or a replacement contractor to complete performance of this Contract and, if requested by USEC, sell any work, material or equipment related to this Contract. All such activities shall be at USEC's cost, except in the case of a termination for Default.

         (c) In the case of a termination of this Contract for Default, Contractor shall pay (i) USEC's reasonable costs (including reasonable attorney's fees) incurred in negotiating and executing a contract with a replacement contractor or supplier to provide the terminated supplies or services; and (ii) the price charged by, and costs reimbursed to, such replacement or supplier for such terminated services and supplies, but only to the extent such price and costs exceed the amount that would have been paid to Contractor under this Contract for the terminated supplies or services. If USEC elects to produce the terminated supplies or perform the terminated services itself, Contractor shall reimburse USEC for the costs thereof, but only to the extent it exceeds the amount that would have been paid to Contractor under this Contract for such terminated supplies or services. In either case, USEC may elect to delay payment of any amount due Contractor under Paragraph 19.4 until USEC or the replacement contractor or supplier delivers the terminated supplies or performs the terminated services and may deduct from any amount due Contractor under Paragraph 19.4 any amount Contractor owes USEC pursuant to this Paragraph 19.3(c).

19.4 USEC's Obligations Upon Termination or Suspension. Upon USEC's termination of this Contract and Contractor's fulfillment of its obligations under Paragraph 19.3, USEC shall pay Contractor for (a) the Contract price for any portions of the supplies delivered, or services performed, as applicable, under this Contract prior to termination that USEC Accepted and for which USEC has not previously paid (including the portion of any "Fees", if applicable, earned prior to such termination) and (b) any costs which USEC is required under Paragraph 19.3(b) to reimburse Contractor. Payments pursuant to this Paragraph
19.4 shall be the exclusive liability of USEC, and the exclusive remedy of Contractor, upon USEC's termination of this Contract. USEC shall not have any liability to Contractor in any event for actual, incidental, consequential or other damages.

19.5 Other Remedies. Nothing herein shall be deemed to limit any other remedy that USEC may have under this Contract or applicable law.

20.      THIRD PARTY BENEFICIARIES

Except as provided in Paragraph 22, nothing in this Contract shall be interpreted as creating any right of enforcement of any provision herein by any person or entity that is not a Party to this Contract.

21.      VALLEY FEVER

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21.1 Health Hazard. To the extent that this Contract provides for any performance hereof by Contractor to be at Lawrence Livermore National Laboratory ("LLNL"), Contractor represents that it is aware that the Site 300 area, located in San Joaquin County, California has dirt formations that contain spores of Coccidiodomycosis ("Valley Fever"), which is common to San Joaquin County. Contractor further represents that appropriate precautionary measures shall be taken by Contractor, at Contractor's expense, to protect the health of Contractor's employees and other workers, including USEC, LLNL and University of California employees, who may be involved with Contractor's work at Site 300 under this Contract. These precautionary measures shall be described in the pamphlet entitled "Cocci (Coccidioidomycosis) -- Facts About Your Lungs" available from the Technical Representative.

21.2 Indemnification. To the extent permitted by applicable law and without regard to the fault or negligence of USEC, its directors, officers, employees, contractors and agents, LLNL, the University of California and DOE, Contractor shall indemnify, save harmless and defend (if requested by USEC) USEC, its directors, officers, employees, contractors and agents, LLNL, the University of California and DOE from and against any and all liabilities, claims, penalties, forfeitures and suits and the costs and expenses incident thereto (including costs of defense, settlement and reasonable attorneys' fees), which they or any of them may hereafter incur, become responsible for or pay out as a result of death or bodily injuries to any of Contractor's employees who have visited or may visit the Site 300 Area, or other individuals exposed by such employees resulting from the natural occurrence of the risks enumerated in Paragraph 21.1.

22.      WAIVER FOR CLAIMS DUE TO NUCLEAR INCIDENTS

Certain of USEC's contracts with its customers for uranium enrichment services or enriched uranium require USEC to seek from its suppliers a waiver of any claim against USEC's customers for loss, damage or loss of use of, property resulting from a nuclear incident (as defined in the Atomic Energy Act of 1954, as amended) at USEC's facilities. To facilitate USEC's compliance with the foregoing requirement, Contractor hereby waives any such claims it may now or hereafter have against any and all of USEC's customers (but not against USEC) that have also waived such claims against Contractor. Contractor shall include this clause in any subcontract entered into by Contractor in connection with this Contract and shall require that this clause be included in all lower tier subcontracts.

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